UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
REPUBLIC AIRWAYS HOLDINGS INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 9, 2026
Dear Stockholder:
On behalf of the Board of Directors of Republic Airways Holdings Inc. (the “Company”), it is my pleasure to extend an invitation to the Annual Meeting of Stockholders (the “Annual Meeting”) to be held Thursday, May 21, 2026 at 10:00 a.m., Eastern Time virtually via teleconference. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/RJET2026. To participate in the meeting, you must have your sixteen-digit control number that is shown on your Notice of Internet Availability of Proxy Materials, on your proxy card (or voting instruction form) if you elected to receive proxy materials by mail or your e-delivery notice. You will not be able to attend the Annual Meeting in person.
We urge you to read the accompanying materials regarding the matters to be voted on at the meeting and to submit your voting instructions by proxy. The Board of Directors recommends that you vote “FOR” all nominees for directors, “FOR” the approval of the advisory resolution relating to the compensation of our named executive officers as disclosed in the accompanying proxy statement, and “FOR” the ratification of the appointment of Deloitte as the company’s independent registered public accounting firm for 2026.
As permitted by the rules of the Securities and Exchange Commission, we are also pleased to be furnishing our proxy materials to stockholders primarily over the internet. We believe this process expedites stockholders’ receipt of the materials, lowers the costs of the Annual Meeting and conserves natural resources. We sent a Notice of Internet Availability of Proxy Materials on or about April 9, 2026, to our stockholders of record at the close of business on March 27, 2026. The notice contains instructions on how to access our Proxy Statement and 2025 Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the internet, please follow the instructions for requesting such materials included in the notice.
Whether or not you plan to attend the meeting, your vote is important to us. You may vote your shares by proxy on the internet, by telephone or by completing, signing and promptly returning a proxy card, or you may vote via the internet at the Annual Meeting. We encourage you to vote by internet, by telephone or by proxy card in advance even if you plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the Annual Meeting. Submission of your proxy or voting instructions in advance of the Annual Meeting will not affect your right to attend the Annual Meeting.
Very truly yours,

David Grizzle
Chairman and Chief Executive Officer

REPUBLIC AIRWAYS HOLDINGS INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m., Eastern Time, on Thursday, May 21, 2026.

VIRTUAL LOCATION
You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/RJET2026 and entering the control number. You will need to have your 16-Digit Control Number shown on your Notice of Internet Availability of Proxy Materials or on your proxy card (or voting instruction form) if you elected to receive proxy materials by mail or your e-delivery notice.

ITEMS OF BUSINESS	1.	To elect the director nominees listed in the Proxy Statement.
	2.	To conduct an advisory, non-binding vote to approve the compensation of the named executive officers of the Company.
	3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026.
	4.	To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

RECORD DATE	You may vote at the Annual Meeting if you were a stockholder of record at the close of business on March 27, 2026.

VOTING BY PROXY
To ensure your shares are voted, you may vote your shares over the internet, by telephone or by completing, signing and returning a proxy card. Voting procedures are described on the following page and on the proxy card.

By Order of the Board of Directors,

Chad M. Pulley
Senior Vice President, General Counsel and Secretary

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on May 21, 2026:
Our Board of Directors is soliciting your proxy on behalf of the Company for the Annual Meeting, which will be held on May 21, 2026 at 10:00 a.m. Eastern Time, or any adjournment or postponement thereof. Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the internet, thereby capturing cost and environmental benefits. On or about April 9, 2026, we will begin mailing a Notice of Internet Availability of Proxy Materials to stockholders informing them that this Notice of 2026 Annual Meeting of Stockholders, the accompanying proxy statement and our 2025 Annual Report on Form 10-K are available free of charge at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site. We also will begin sending a paper copy of the proxy materials to those stockholders of record who have requested a paper copy. Brokers and other nominees who hold shares on behalf of beneficial owners may be sending their own similar notices. The proxy materials will also be available on our investor relations website, https://investor.rjet.com/overview/default.aspx. Web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

PROXY VOTING METHODS
If, at the close of business on March 27, 2026, you were a stockholder of record you may vote your shares by proxy at the Annual Meeting. If you were a stockholder of record, you may vote your shares in advance over the internet, by telephone or by mail. You may also revoke your proxies at the times and in the manner described in the General Information section of this Proxy Statement. For shares held through a broker, bank or other nominee, you may submit voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions.
If you are a stockholder of record, your internet, telephone or mail vote must be received by 11:59 p.m., Eastern Time, on May 20, 2026 to be counted. If you hold shares through a broker, bank or other nominee, please refer to information from your bank, broker or nominee for voting instructions.
To vote by proxy if you are a stockholder of record:
BY INTERNET
•	Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.
•
You will need the 16-Digit Control Number included on your Notice of Internet Availability of Proxy Materials or on your proxy card (or voting instruction form) if you elected to receive proxy materials by mail or your e-delivery notice.

BY TELEPHONE
•	From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.
•
You will need the 16-Digit Control Number included on your Notice of Internet Availability of Proxy Materials or on your proxy card (or voting instruction form) if you elected to receive proxy materials by mail or your e-delivery notice.

BY MAIL
•	Mark your selections on the proxy card.
•	Date and sign your name exactly as it appears on your proxy card.
•	Mail the proxy card in the enclosed postage-paid envelope provided to you.
YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

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Forward-Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “budgets,” “forecasts,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties that could cause actual outcomes or results to differ materially from those indicated in these statements, including, among others, those described under “Part I, Item 1A. Risk Factors” and in “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025 (“2025 Annual Report”), filed with the U.S. Securities and Exchange Commission (the “SEC”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements contained herein. All of these factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond our control. For further information on these and other risk factors affecting us, as such factors may be amended and updated from time to time in our subsequent periodic filings with the SEC, please visit the SEC’s website at www.sec.gov. Given the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. We caution readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this Proxy Statement. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

REPUBLIC AIRWAYS HOLDINGS INC.
2 Brickyard Lane
Carmel, Indiana 46032
Telephone: (317) 484-6000
PROXY STATEMENT

Annual Meeting of Stockholders

May 21, 2026
GENERAL INFORMATION
As previously reported, on November 25, 2025, Mesa Air Group, Inc. (“Mesa”) consummated the transactions contemplated by the Agreement, Plan of Conversion and Plan of Merger, dated April 4, 2025 (as amended, the “Merger Agreement”), with Republic Airways Holdings Inc. (“Legacy Republic”), as well as the transactions contemplated by the Three Party Agreement, dated as of April 4, 2025 (the “Three Party Agreement”), among Mesa, Legacy Republic, Mesa Airlines, Inc., United Airlines, Inc. and Mesa Representative (as such party is defined in the Three Party Agreement). Subject to the terms and conditions of the Merger Agreement, Legacy Republic merged with and into Mesa (the “Merger”), with the Mesa legal entity continuing as the surviving corporation following the Merger and renamed “Republic Airways Holdings Inc.” (the “Company”). Following the completion of the Merger, the business conducted by Legacy Republic became primarily the business conducted by the Company.
The Company’s stock began trading under the symbol “RJET” on the Nasdaq Global Select Market on November 25, 2025.
Unless the context otherwise requires, all references to “we,” “us,” “our,” “Republic,” or the “Company” refer to Republic Airways Holdings Inc. and its consolidated subsidiaries.
On September 24, 2025, Mesa effected a change in its fiscal year historically ending on September 30 to align with the fiscal year of Legacy Republic, ending on December 31, which became effective on January 1, 2025.
Why am I being provided with these materials?
We are providing this Proxy Statement to you in connection with the solicitation by the board of directors
We first sent a Notice of Internet Availability of Proxy Materials and made these proxy materials available to you via the internet on or about April 9, 2026 or, upon your request, have delivered printed versions of these proxy materials (“Proxy Materials”), to you by mail in connection with the solicitation by the board of directors (the “Board” or “board of directors”) of proxies to be voted at our Annual Meeting of Stockholders to be held on May 21, 2026 (the “Annual Meeting”) and at any postponements or adjournments of the Annual Meeting. We have also utilized e-delivery of the Proxy Material as requested.
What am I voting on?
There are three proposals scheduled to be voted on at the Annual Meeting:
•	Proposal No. 1: Election of Ellen N. Artist, David Grizzle, Michael C. Lenz, Ruth Okediji, Barry W. Ridings and James E. Sweetnam (the “Nominees”), as directors on the Company’s Board;
•	Proposal No. 2: A non-binding, advisory vote to approve the compensation of the named executive officers of the Company; and
•	Proposal No. 3: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026.

Who is entitled to vote?
Stockholders as of the close of business on March 27, 2026 (the “Record Date”) may vote at the Annual Meeting or any postponement or adjournment thereof. As of that date, there were 46,829,476 shares of our Common Stock outstanding.
Holders of our Common Stock have one vote for each share held as of the Record Date, including shares:
•	Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”); and
•
Held for you in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares.

What constitutes a quorum?
The presence in person or by proxy of stockholders holding a majority in voting power of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum for the Annual Meeting. Abstentions and “broker non-votes” are counted as present for purposes of determining a quorum. The holders of a majority in voting power of the issued and outstanding shares of stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided herein, by statute or by the Certificate of Incorporation and to reconvene at the same time or some other time, date and place, if any. Notwithstanding the foregoing, except as otherwise provided by the Certificate of Incorporation, where a separate vote by a class or series or classes or series is required, a majority in voting power of the outstanding shares of such class or series or classes or series, present in person or
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the Chair of the Annual Meeting or the holders of a majority in voting power of the stockholders present at such meeting, in person or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.
How many votes are required to approve each proposal?
Under our Bylaws (the “Bylaws”), for an uncontested election, directors are elected by a majority of the votes cast, which shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election).
There is no cumulative voting.
Under our Bylaws, the number of votes cast, in person or by proxy, in favor of the approval of the compensation of the named executive officers of the Company (Proposal No. 2), and the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026 (Proposal No. 3) must exceed the number of votes cast in opposition to such proposals (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election).
What is a “broker non-vote”?
A broker non-vote occurs when shares held through a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at its discretion. Proposal Nos. 1 and 2 are considered non-routine matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal No. 3 is considered a routine matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.
How are votes counted?
With respect to the election of directors (Proposal No. 1), you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each director nominee. Abstentions and broker non-votes will have no effect on the outcome of Proposal No. 1.

With respect to the advisory vote to approve the compensation of the named executive officers (Proposal No. 2), you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the compensation of the named executive officers. Abstentions and broker non-votes will have no effect on the outcome of Proposal No. 2.
With respect to the ratification of our independent registered public accounting firm (Proposal No. 3), you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Abstentions will have no effect on the outcome of Proposal No. 3. There are no broker non-votes with respect to Proposal No. 3, as brokers are permitted to exercise discretion to vote uninstructed shares on this proposal.
If you sign and submit your proxy card without providing voting instructions, your shares will be voted in accordance with the recommendation of the Board with respect to the Proposals.
How does the Board recommend that I vote?
Our Board recommends that you vote your shares:
•	“FOR” each of the director nominees set forth in this Proxy Statement;
•	“FOR” the approval of the compensation of named executive officers; and
•	“FOR” the ratification of the appointment of Deloitte &Touch LLP as our independent registered public accounting firm for 2026.
Who will count the vote?
Representatives of Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate the votes and act as inspectors of election.
How do I vote my shares without attending the Annual Meeting?
If you are a stockholder of record, you may vote by authorizing a proxy to vote on your behalf at the Annual Meeting. Specifically, you may authorize a proxy:
•
By Internet-You may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-Digit Control Number included on your Notice of Internet Availability of Proxy Materials or on your proxy card (or voting instruction form) if you elected to receive proxy materials by mail or your e-delivery notice.

•
By Telephone-You may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-Digit Control Number included on your Notice of Internet Availability of Proxy Materials or on your proxy card (or voting instruction form) if you elected to receive proxy materials by mail or your e-delivery notice.

•
By Mail-If you have received a proxy card, you may vote by mail by signing and dating the enclosed proxy card where indicated and by returning the card in the postage-paid envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on May 20, 2026, for the voting of shares held by stockholders of record as of the Record Date. Proxy cards with respect to shares held of record must be received no later than 11:59 p.m., Eastern Time, on May 20, 2026.
If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

How do I attend and vote my shares at the Virtual Annual Meeting?
This year’s Annual Meeting will be a completely “virtual” meeting of stockholders. You may attend the Annual Meeting via the internet. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/RJET2026 and enter your control number. You will need the 16-Digit Control Number that is included on your Notice of Internet Availability of Proxy Materials or on your proxy card (or voting instruction form) if you elected to receive proxy materials by mail or your e-delivery notice in order to enter the Annual Meeting and to vote during the Annual Meeting. If you virtually attend the Annual Meeting, you can vote your shares electronically, and submit your questions during the Annual Meeting.
Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in a live annual meeting?
The Annual Meeting will be held in a virtual meeting format only and will be conducted via live audio webcast. The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost.
We designed the format of the online Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We plan to take the following steps to provide for such an experience:
•	providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and
•	answering as many questions submitted in accordance with the meeting rules of conduct as appropriate in the time allotted for the meeting.
We will have technicians ready to assist you with any technical difficulties you may have in accessing the live webcast. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting log in page 15 minutes prior to the start time of the Annual Meeting. The virtual meeting platform is fully supported across browsers (Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear audio prior to the start of the Annual Meeting. Please note that the technical phone numbers are not for retrieving lost or misplaced control numbers.
What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?
If you encounter any technical difficulties with the virtual meeting website on the meeting day, please call the technical support number that will be posted in the instructional email you will receive after completion of your registration and on the day of the Annual Meeting. Technical support will be available starting at 10:00 a.m., Eastern Time, on Thursday, May 21, 2026 and until the meeting has finished.
What does it mean if I receive more than one proxy card on or about the same time?
It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please vote once for each proxy card you receive.
How are proxy materials being delivered?
The Company is pleased to take advantage of SEC rules that allow companies to furnish their proxy materials over the Internet. As a result, the Company is mailing to most of its shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this Proxy Statement and the Company’s 2025 Annual Report to Shareholders. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of the Company’s proxy materials, including this Proxy Statement, the 2025 Annual Report and a form of proxy card or voting instruction card. All shareholders who do not receive a Notice, or otherwise elect for electronic delivery, will receive a paper copy of the proxy materials by mail. Stockholders may also opt for e-delivery of Proxy Materials. The Company believes this process will allow it to provide its shareholders with the information they need in a more efficient manner, while reducing the environmental impact and lowering the costs of printing and distributing these proxy materials.
May I change my vote or revoke my proxy?
Yes. Whether you have voted by internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
•	voting by internet or telephone at a later time than your previous vote and before the closing of those voting facilities at 11:59 p.m., Eastern Time, on May 20, 2026;
•	submitting a properly signed proxy card, which has a later date than your previous vote, and that is received no later than 11:59 p.m., Eastern Time, on May 20, 2026;
•	attending the virtual Annual Meeting and voting in person; or
•	delivering a written statement to that effect to our Corporate Secretary, provided such statement is received no later than May 20, 2026.
If you hold shares in street name, please refer to information from your bank, broker or other nominee on how to revoke or submit new voting instructions.
Could other matters be decided at the Annual Meeting?
As of the date of this Proxy Statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy, the named proxies will have the discretion to vote on those matters for you.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees of the Company (for no additional compensation) in person or by telephone, e-mail or facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

PROPOSAL NO. 1–ELECTION OF DIRECTORS
The current number of directors is seven. At this Annual Meeting, six director nominees will be elected for a one-year term, expiring at the next annual meeting of stockholders. After nine years of service as a director of Republic, on April 8, 2026, Glenn S. Johnson notified the Board of his decision to retire at the end of his current term. As such, Mr. Johnson was not nominated for election at this year’s Annual Meeting. The Company gratefully acknowledges and thanks Mr. Johnson for his years of service and dedication to our Board. In December 2025, we announced that the Board of Directors expects that Mr. Koscal will succeed Mr. Grizzle in the position of CEO during the year ending December 31, 2026, at which time David Grizzle will return to the position of non-executive Chairman of the Board of Directors. It is expected that Mr. Koscal will become a director of the Board following any such promotion, and the Board size would be increased to seven directors. Any final succession decision will be determined at a future undetermined date, in the sole discretion of the Board of Directors and publicly announced, as legally required.
The biographies below describe the business experience of each director nominee standing for election. In considering each director nominee for election at the Annual Meeting, the corporate governance committee assessed the contributions of those directors recommended for election in the context of the perceived needs of the Board. See discussion under “Board Nomination Process, Identifying Nominees for Election to the Board.”
The Board expects that each of the nominees listed below will be available for election as a director. However, if one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for any substitute nominees as the Board may nominate. If a nominee is not available for election or is otherwise unable to serve as a director, the Board may reduce its size or choose a substitute nominee.
There are no family relationships among the directors, director nominees and any executive officer.
Nominees for Election to the Board of Directors in 2026
The following information describes the offices held, ages (as of the date of this Proxy Statement) and other business directorships of each director nominee, as well as the experiences, qualifications, attributes or skills that caused the Board to determine that the director-nominee should serve as a director.

Name	Age	Principal Occupation and Other Information
David Grizzle	72
David Grizzle our Chief Executive Officer and Chairman of the Board, and until the Merger, served as Legacy Republic’s Chief Executive Officer from July 2025 and as Chairman of Legacy Republic’s Board since May 2017. He previously served as Chair of Legacy Republic’s corporate governance committee until July 2025. Since 2013, Mr. Grizzle has engaged as an aviation consultant through his firm Dazzle Partners. Mr. Grizzle previously served as Chief Operating Officer of the FAA’s Air Traffic Organization from 2011 to 2013 and as Chief Counsel of the FAA from 2009 to 2011. Prior to his time with the FAA, Mr. Grizzle served in various positions at Continental Airlines, Inc. and its affiliates for 22 years, retiring as the Senior Vice President of Customer Experience. In 2004, Mr. Grizzle served for 14 months with the U.S. Department of State in Kabul, Afghanistan as Attaché, Senior Advisor and Coordinator for Transportation and Infrastructure. Mr. Grizzle received an A.B. in Government from Harvard University and a J.D. from Harvard Law School.

Our board of directors nominated Mr. Grizzle, based upon, in part, his extensive experience in the airline industry, including heading the nation’s air traffic control system, experience leading large, complex organizations in both private and governmental contexts and his training and practice as a corporate lawyer.

Ellen N. Artist	69
Ellen N. Artist has served as a member of our Board since November 2025 and previously served as a member of Mesa Air Group, Inc.’s Board of Directors from 2011 until November 2025 where she served as chair of the audit committee and a member of the nominating and corporate governance committee. Ms. Artist has more than 35 years of experience in aviation finance

Name	Age	Principal Occupation and Other Information

as a bankruptcy trustee, financial advisor, financial principal and commercial lender. During the course of her career, Ms. Artist has been involved in more than $10 billion in aviation, debt, equity, and lease placements. Ms. Artist was formerly a founding partner at both The Seabury Group, LLC, from 1996 to 2002, and Sky Works Capital, LLC, from 2002 to 2005, two investment banking boutiques specializing in aviation activities. Ms. Artist also has experience in claims resolution, trust accounting, litigation, and interaction with counsel. Ms. Artist holds a B.A. in Economics from Northwestern University and received an M.B.A. with distinction from New York University specializing in Finance and Accounting.

Our board of directors nominated Ms. Artist, based upon, in part, her extensive experience providing financial advisory services to the airline industry including balance sheet restructuring, aircraft purchasing and financing as well as her experience on the Mesa Air Group board of directors.

Michael C. Lenz	61
Michael C. Lenz has served as a member of our Board since the Merger, and prior to the Merger, served as a member of Legacy Republic’s Board since May 2025. In November 2025, Mr. Lenz commenced employment as interim Executive Vice President, Interim Chief Financial Officer of Hexcel Corporation a position he is expected to retain until transitioning to Executive Vice President, Senior Advisor as of May 1, 2026 and previously served in numerous financial roles at FedEx Corp. from 2005 to 2023, including Vice President of Finance, Senior Vice President, Treasurer, and Executive Vice President and Chief Financial Officer. Previously, Mr. Lenz held various roles at American Airlines from 1994 to 2005. Mr. Lenz serves as the Board Chairman of Methodist LeBonheur Healthcare and on the Board of Visitors for the Duke University Pratt School of Engineering. Mr. Lenz obtained both a B.S. in Electrical Engineering & Computer Science and an M.B.A. from Duke University.

Our board of directors nominated Mr. Lenz, based upon, in part, his broad experience in the aerospace, airline and transportation/logistics industries, including service as CFO of a multinational Fortune 50 enterprise as well as an aerospace manufacturing firm.

Ruth L. Okediji	56
Ruth L. Okediji has served as a member of our Board since the Merger, and prior to the Merger, served as a member of Legacy Republic’s Board since May 2023. Ms. Okediji has been a member of the faculty of Harvard Law School since 2017, where she currently serves as the Jeremiah Smith, Jr. Professor of Law and Co-Director of the Berkman Klein Center. While teaching as the Edith Gaylord Harper Presidential Professor of Law at the University of Oklahoma, a position she held from 1997 to 2002, Ms. Okediji served on the Oklahoma Public Employee Relations Board from 2002 to 2003 at the appointment of Governor Frank Keating. Her areas of expertise are labor and employee relations, technology regulation, and international data privacy. Ms. Okediji holds an LL.B. from University of Jos and an LLM and S.J.D. from Harvard Law School.

Our board of directors nominated Ms. Okediji, based upon, in part, her extensive experience as an employment and technology lawyer and law professor with expertise in intellectual property, labor disputes, contracts and data governance, and her experience as a consultant with international organizations.

Name	Age	Principal Occupation and Other Information
Barry W. Ridings	74
Barry W. Ridings has served as a member of our Board since the Merger, and prior to the merger, served as a member of Legacy Republic’s Board since May 2017 and is the chairman of the compensation committee and lead independent director. Mr. Ridings is a retired investment banker having spent nearly 50 years on Wall Street at Lazard Freres & Co. LLC where he held various roles from 1999 to 2015. Mr. Ridings serves as a director of Safehold Inc. Mr. Ridings is a board member of the Catholic Charities of the Archdiocese of New York. He is also a Senior Lecturer at the Cornell University Johnson Graduate School of Management. Mr. Ridings has an M.B.A. in Finance from Cornell University and a B.A. in Religion from Colgate University.

Our board of directors nominated Mr. Ridings based upon, in part, his extensive experience as an investment banker with expertise in capital markets and financings, mergers and acquisitions and his experience working with mainline air carriers and regional airlines.

James E. Sweetnam	73
James E. Sweetnam has served as a member of our Board since the Merger, and prior to the Merger, served as a member of the Board of Legacy Republic since May 2017. Mr. Sweetnam was the former President and Chief Executive Officer of Dana Holding Corporation from 2009 to 2010 and Chief Executive Officer of the Truck Group at Eaton Corporation from 2001 to 2009. Mr. Sweetnam was in executive management at Cummins from 1987 to 1997, having served as Vice President, Cummins Engine Company and Group Managing Director of Holset Engineering Co. Ltd. Mr. Sweetnam currently serves as a Director of Aspen Aerogels Inc. and previously served as a board director at SunCoke Energy, Inc. from 2011 to 2021, where he was Chair of the compensation committee and Chair of the corporate governance committee previous to that. He also served as a board director at Lubrizol Corporation, a specialty chemicals company, from 2007 to 2011 before it was acquired by Berkshire Hathaway. Mr. Sweetnam holds a B.S. from the United States Military Academy at West Point and an M.B.A. from Harvard Business School.

Our board of directors nominated Mr. Sweetnam, based upon, in part, his extensive experience in general management of large, global, technical/engineering-intensive industrial businesses, including being CEO of a Fortune 500 company which had just emerged from bankruptcy. His operations, manufacturing, engineering and product development experience and his background in international business development, in addition to his many years of Board Director experience, were also considered.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION
OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
Our board of directors directs and oversees the management of our business and affairs and has three standing committees: the audit committee, the compensation committee, and the corporate governance committee. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues.
Composition of the Board of Directors
Our business and affairs are managed under the direction of the board of directors. We reconstituted our board of directors in connection with the Merger, and our board of directors currently consists of the director nominees, Mses. Artist and Okediji and Messrs. Grizzle, Lenz, Ridings and Sweetnam, whose biographies are set forth above, and Mr. Johnson who is retiring from the board of directors and is not up for re-election.
Director Independence and Independence Determinations
Our board of directors has affirmatively determined that each of Mses. Artist and Okediji and Messrs. Lenz, Johnson, Ridings and Sweetnam qualify as independent directors under Nasdaq rules. As Mr. Grizzle is currently serving in the role of CEO, he is a non-independent director while he remains in that role.
Board Nomination Process, Identifying Nominees for Election to the Board
The corporate governance committee is responsible for identifying, evaluating and recommending nominees for election to our board of directors. Final selection of director nominees for election remains within the sole discretion of our board of directors.
Depth of experience, fitness and the ability to make meaningful contributions to our board of directors’ oversight of the business and affairs of the Company in addition to a willingness to exercise independent judgment, and an impeccable reputation for honest and ethical conduct that align with our core values, are important factors when identifying opportunities to add new directors to our board of directors. Additionally, in identifying new director candidates, our board of directors evaluates a candidate’s time commitments to ensure the appropriate amount of time, energy, and care is given to the needs of our business.
Our corporate governance committee may identify potential director candidates by asking current directors and executive officers for their recommendations of persons they believe possess the right mix of criteria and qualifications, and are prepared to represent the best interests of the Company and our stockholders. Our corporate governance committee may also engage firms that specialize in identifying director candidates. Director nominations also may be made at the recommendation of stockholders pursuant to our Bylaws.
Our corporate governance committee will evaluate candidates for nomination for election to the board of directors, including those recommended by stockholders, on a substantially similar basis as it considers other nominees. Our Bylaws establish advance notice procedures with respect to the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice.
Background and Experience of Directors
When considering whether directors and nominees have the experience, qualifications, attributes, or skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Company’s Board will focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies previously set forth. The Company believes that the nominated directors provide an appropriate mix of experience and skills relevant to the size and nature of its business.
Directors are required to retire from the Board when they reach the age of 75. A director elected to the Board prior to his or her 75th birthday may continue to serve until the annual stockholders meeting coincident with or next following his or her 75th birthday. On the recommendation of the corporate governance committee, the Board, in its discretion, may waive this requirement as to any director. The Board does not believe it should establish term limits for directors.
Board Committees and Meetings
Except with respect to number of meetings, the following discussion pertains to the board of directors, as structured subsequent to the Merger.
The board of directors has established an audit committee, compensation committee and corporate governance committee. The responsibilities of each committee are described below. The board of directors may also establish from time to time any other committees that it deems necessary or desirable. Members serve on these committees until their resignation or until otherwise determined by the board of directors.
Each of the standing committees of the board of directors discussed below operate under written charters. The charters for our audit committee, compensation committee and corporate governance committee are available on our website under https://investor.rjet.com/governance/governance-documents/default.aspx. The information contained on, or accessible from, our website is not a part of this report by reference or otherwise.
The following table summarizes the current membership of each of the Board’s Committees.

	Audit Committee	Compensation Committee	Corporate Governance Committee
David Grizzle
Ellen N. Artist*		X
Glenn S. Johnson	CHAIR
Michael C. Lenz	X		X
Ruth Okediji		X	CHAIR
Barry W. Ridings		CHAIR
James E. Sweetnam	X		X

*
Ms. Artist replaced Mr. Lenz on the compensation committee in December 2025. Assuming re-election by the stockholders, Mr. Lenz will replace Mr. Johnson as Chair of the audit committee. Ms. Artist will replace Mr. Johnson as a member of the audit committee upon conclusion of the Annual Meeting.

All directors are expected to make their best effort to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. During the year ended December 31, 2025, prior to the Merger, the Board held 14 meetings, the audit committee held six meetings, the compensation committee held two meetings and the nominating and corporate governance committee held two meetings. Subsequent to the Merger, during the year ended December 31, 2025, the Board held one meeting, the audit committee held one meeting, the compensation committee held one meeting and the corporate governance committee held one meeting. During fiscal year 2025, all of our directors attended at least 75% of the aggregate of the total number of meetings of the Board and committees during the time in which they served as a member of the Board or such committee. We did not hold an annual meeting of stockholders in 2025 in light of the pending Merger.
Audit Committee
Our audit committee consists of Messrs. Johnson, Lenz and Sweetnam, with Mr. Johnson serving as Chair. Messrs. Johnson, Lenz and Sweetnam qualify as independent directors under Nasdaq rules and the independence standards of Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). Our board of directors has determined that each of Messrs. Johnson and Lenz qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that all members of the audit committee satisfy the financial literacy requirements of Nasdaq. Subsequent to the Annual Meeting, assuming re-election by the stockholders, our Board will appoint Ms. Artist as a member of the audit committee and Mr. Lenz as Chair of the audit committee.
Our audit committee is responsible for, among other things:
•	selecting and hiring our auditors, and approving the audit and non-audit services to be performed by our independent auditors;

•	assisting the board of directors in evaluating the qualifications, performance, and independence of our independent auditors;
•	assisting the board of directors in monitoring the quality and integrity of our financial statements and our accounting and financial reporting;
•	assisting the board of directors in monitoring our compliance with legal and regulatory requirements;
•	reviewing the adequacy and effectiveness of our internal control over financial reporting processes;
•	assisting the board of directors in monitoring the performance of our internal audit function;
•	reviewing with management and our independent auditors our annual and quarterly financial statements;
•
overseeing the organization’s safety policies, practices, and programs, reviewing and assessing the effectiveness of the organization’s risk management framework, monitoring significant risks, reviewing safety and risk management strategies, reviewing reports on safety incidents, evaluating insurance coverage, monitoring compliance with laws, staying informed about emerging safety trends, and providing regular reports and recommendations;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	preparing the audit committee report that the rules and regulations of the SEC require to be included in our annual proxy statement;
•	reviewing and evaluating the adequacy of the Company’s cybersecurity program, compliance and controls with the principal executive responsible for information technology;
•	engaging counsel and other advisors in connection with the performance of its duties; and
•	performing such other duties and responsibilities pertaining to audit and risk as may be assigned by the Board.
Compensation Committee
Our compensation committee consists of Mses. Artist and Okediji and Mr. Ridings, with Mr. Ridings serving as Chair. Mses. Artist and Okediji and Mr. Ridings qualify as independent directors under Nasdaq rules and the independence standards of Section 10C(a)(3) of the Exchange Act. Additionally, the Board previously determined that Mr. Lenz was also “independent” with respect to compensation committee membership for the portion of the 2025 fiscal year during which he served as a member.
The compensation committee is responsible for, among other things:
•
reviewing and approving corporate goals and objectives relevant to the compensation of our CEO, evaluating (with consideration for the input of the Chairman of the Board, or independent Lead Director if Chairman of the Board and CEO are the same), our CEO’s performance in light of those goals and objectives, and determining and approving our CEO’s compensation level based on such evaluation;

•	at least annually the CEO’s performance in light of those goals and objectives;
•
reviewing and approving, with consideration for the input of the CEO, the compensation of our other executive officers, including annual base salary, bonus and equity-based incentives and other benefits;

•	reviewing and recommending to the Board the compensation of our directors;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure required by SEC rules;
•	preparing the compensation committee report required by the SEC;
•
making recommendations to the board of directors concerning adopting and amending incentive compensation plans applicable to executive officers generally and equity compensation plans for all employees;

•
determining equity awards to officers and employees pursuant to any of the Company’s equity compensation plans from time to time in effect and exercising such other power and authority as may be permitted or required under such plans;

•	engaging compensation consultants, legal, accounting and other advisors in connection with the performance of its duties; and
•	performing such other duties and responsibilities pertaining to compensation matters as may be assigned by the Board.
Corporate Governance Committee
Our corporate governance committee consists of Ms. Okediji and Messrs. Lenz and Sweetnam, with Ms. Okediji serving as Chair. Each of the committee members qualifies as an independent director under Nasdaq rules.
The corporate governance committee is responsible for, among other things:
•	assisting our board of directors in identifying prospective director nominees and recommending nominees to the board of directors;
•	overseeing the evaluation of the board of directors and management;
•	reviewing developments in corporate governance practices and developing and recommending a set of corporate governance guidelines;
•	recommending members for each committee of our board of directors;
•	engaging consultants, legal, and other advisors in connection with the performance of its duties; and
•	performing such other duties and responsibilities pertaining to governance matters as may be assigned by the Board.
Evaluation of Board Performance
The Board will periodically conduct a self-evaluation to determine whether it is functioning effectively and consider the mix of skills and experience that directors bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively. Each committee of the Board will also periodically review and evaluate its performance, including by reviewing its compliance with its respective charter, and report the results to the Board. In addition, each committee of the Board will review and reassess, at least annually, the adequacy of its respective charter and recommend any changes that such committee considers necessary or desirable.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serve, or have served during the last completed fiscal year, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee. We are party to certain transactions with affiliates of our Principal Stockholders described in “Transactions with Related Persons.”
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, which is posted on our website at https://investor.rjet.com/governance/governance-documents/default.aspx. Our Code of Business Conduct and Ethics contains our “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website.
Corporate Governance Guidelines
Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe our board of directors’ views and policies on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by our corporate governance committee and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by our board of directors. Our Corporate Governance Guidelines are available on our investor-oriented website at https://investor.rjet.com/governance/governance-documents/default.aspx.
Executive Sessions
Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. Barry W. Ridings, as Lead Independent Director, presides at the executive sessions. At each quarterly board meeting, the independent directors meet in a private session that excludes management and any non-independent directors.
Leadership Structure
David Grizzle is our Chairman and Chief Executive Officer. As provided in our Corporate Governance Guidelines, the Board does not have a policy on whether or not the roles of Chairman and Chief Executive Officer should be separate. Accordingly, the board of directors believes that it should be free to make a choice from time to time regarding a leadership structure that is in the best interests of the Company and its stockholders. At this time, the Board believes that Mr. Grizzle is best situated to serve as Chairman and that the Company’s current combined role of Chairman and Chief Executive Officer is appropriate in light of Mr. Grizzle’s extensive airline industry experience, including executive roles at the FAA and Continental Airlines, Inc.
As provided in our Corporate Governance Guidelines, whenever the Chairman of the Board is also the Chief Executive Officer or is a director who does not otherwise qualify as an “independent director,” a majority of the independent directors may elect from among themselves a Lead Director of the Board. Barry W. Ridings is our Lead Director of the Board. Mr. Ridings’ responsibilities in the role include, among others, presiding over all meetings of the Board at which the Chairman is not present, including meetings of the independent directors, which are to be held at least quarterly, and executive sessions, assisting in scheduling Board meetings and approving meeting schedules and agendas, collaborating with the CEO on Board meeting agendas and approving such agendas, and serving as the liaison for stockholders who request direct communications with the Board, as appropriate.
Communications with the Board
As described in our Corporate Governance Guidelines, anyone who would like to communicate with, or otherwise make their concerns known directly to the chairperson of any of the audit, nominating and corporate governance and compensation committees, or to the non-management or independent directors as a group, may do so by (1) addressing such communications or concerns to the RJET Board of Directors, c/o Secretary of the Company, 2 Brickyard Lane Carmel, IN 46032; or (2) sending an email to Legal@rjet.com, who will forward such communication to the appropriate party.
Risk Oversight and Cybersecurity
Effective risk oversight and cybersecurity are important priorities of the Board. Because risks are considered in virtually every business decision, the Board discusses risk throughout the year generally or in connection with specific proposed actions. The Board’s approach to risk oversight includes understanding the critical risks in our business and strategy, evaluating our risk management and processes and fostering an appropriate culture of integrity and compliance with legal responsibilities. The audit committee has specific oversight and heightened focus on risk management and cybersecurity and regularly reports to the full Board with respect to these topics.
Securities Trading Policy and Policy against Hedging
We have adopted a Securities Trading Policy that governs the purchase, sale, and/or other dispositions of our securities by our directors, officers, and employees, that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable Nasdaq listing standards. The Company’s Securities Trading Policy prohibits the Company’s directors, officers and employees from engaging in any transactions (including variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of the Company’s equity securities. Additionally, directors, officers and employees may not purchase the Company’s securities on margin or borrow against any account in which the Company’s securities are held or pledge the Company’s securities as collateral for a loan. Furthermore, it is also the policy of the Company that it will not engage in transactions in securities of the Company while aware of material non-public information relating to the Company or its securities.

Incentive Compensation Clawback Policy
We have adopted a clawback policy for incentive compensation in accordance with the requirements of Nasdaq. The compensation committee believes it is appropriate to recover annual and/or long-term incentive compensation in specified situations. Under the policy, if the compensation committee determines that incentive compensation of its current and former Section 16 officers was overpaid, in whole or in part, as a result of a restatement of the reported financial results of the Company or any of its segments due to material non-compliance with financial reporting requirements, then, subject to limited exceptions, the compensation committee must reasonably promptly take steps to recover such erroneously awarded compensation that was received during the three-year period preceding the date on which the Company is required to prepare such restatement. In addition, our 2025 Equity Incentive Plan and equity agreements contain provisions relating to incentive compensation recoupment.
Equity Grant Policies
The compensation committee expects generally to grant awards under the Company’s long-term equity incentive program in the first quarter of each fiscal year and the Company endeavors to avoid timing such grants around the filing of periodic reports or current reports that may contain material non-public information. The Company has not granted stock options. The Company has not timed the disclosure of material non-public information for the purpose of affecting the value of executive compensation.
Stock Ownership Guidelines
To align the interests of our management and directors with those of our long-term stockholders, the Board concluded that certain of our executives and non-employee directors should have a significant financial stake in the Company’s stock. To further that goal, subsequent to the Merger, we implemented the below stock ownership guidelines in March 2026. The covered executives and non-employee directors are required to hold a specific level of equity ownership as outlined below. We expect to benchmark the guidelines periodically to ensure they remain market competitive and consistent with best practice.
Set forth below are the material terms of our guidelines:
Named Executive Officers

Guideline Format	Lesser of fixed multiple of salary and fixed shares
Guideline	CEO: lesser of 5x salary or 200,000 shares Other NEOs: lesser of 2x salary or 65,000 shares
Time to Meet Goal	5 years
Retention Ratio until Guideline Met	50% of net shares
Type of Stock Counted Toward Ownership	• Actual stock owned/common stock • Restricted stock / RSUs (unvested and vested) • Stock held in 401(k) plan • Deferred shares

Non-employee Directors

Policy
Guideline	Lesser of 5x cash retainer and 22,500 shares (Number of shares calculated as 5x cash retainer of $90k / $20/share indicative price)
Time to Meet Goal	5 years
Retention Ratio until Guideline Met	No retention ratio
Type of Stock Counted Toward Ownership	• Actual stock owned/common stock • Restricted stock / RSUs (unvested and vested) • Deferred shares

Executive Officers of the Company
Set forth below is certain information regarding each of our current executive officers, other than David Grizzle, whose biography is included in Proposal 1 – Election of Directors.

Name	Age	Principal Occupation and Other Information
Matthew J. Koscal	49
Matthew J. Koscal, our President and Chief Commercial Officer, served as Legay Republic’s President and Chief Commercial Officer from April 2025 until the Merger, and previously served as Legacy Republic’s executive Vice President since 2022. Mr. Koscal joined Legacy Republic in April 2014 as Vice President of Human Resources. In 2015, he further assumed responsibility for labor relations and government affairs before serving as Senior Vice President and Chief Administrative Officer from 2016 to 2022. He has extensive experience creating value through commercial partnerships, leading complex negotiations and driving change initiatives. Mr. Koscal has been a leader for Republic’s workforce development initiatives, including the launch of LIFT Academy and leading the negotiation, close and integration of the merger with Mesa. Mr. Koscal has also served as a director of Cape Air since June 2021. Before joining Republic, Mr. Koscal held various leadership positions in finance and commercial operations at Takeda Pharmaceutical Co., Roche Diagnostics Corporation, and Abbott Laboratories. Mr. Koscal earned his bachelor’s degree in management from Purdue University and has completed executive training programs at the Wharton School of Executive Education and the Center for Creative Leadership.

Joseph P. Allman	55
Joseph P. Allman, our Senior Vice President and Chief Financial Officer, served as Legacy Republic’s Senior Vice President and Chief Financial Officer from September 2015 until the Merger. In his capacity as Chief Financial Officer, Mr. Allman also has leadership responsibility of Republic’s supply chain and technology functions. Mr. Allman has extensive experience in aircraft financing and has an extensive background in the airline sector. Mr. Allman joined Legacy Republic in 2007 as Vice President and Corporate Controller and served as Vice President Finance Planning & Analysis and Treasurer from 2009 to 2015. Before joining Legacy Republic, Mr. Allman gained extensive experience applying his finance, accounting, and audit expertise to the transportation and utilities sectors at managing positions with Deloitte & Touche, LLP and London Witte Group LLC. Mr. Allman is a graduate of the U.S. Coast Guard Academy, where he earned a B.S. in management and subsequently served his active-duty commitment to the rank of Lieutenant.

Paul K. Kinstedt	64
Paul K. Kinstedt, our Senior Vice President and Chief Operating Officer, served as Legacy Republic’s Chief Operating Officer from May 2017 until the Merger. Mr. Kinstedt served as Republic’s Senior Vice President of Operations and Acting Chief Operating Officer from 2015 to 2017 and as Vice President of Flight Operations from 2013 to 2015. From 2002 to 2013, Mr. Kinstedt served in roles as Vice President of System Operations Control and Director of Systems Operations Control for Chautauqua Airlines, one of Republic’s former wholly owned subsidiaries. Mr. Kinstedt received his bachelor’s degree in aviation science from Parks College of Saint-Louis University and his M.B.A. degree from Illinois Benedictine College. He holds an aircraft dispatcher and commercial, multi-engine, and instrument pilot rating.

Name	Age	Principal Occupation and Other Information
Chad M. Pulley	45
Chad M. Pulley, our Senior Vice President, General Counsel, and Secretary, served as Legacy Republic’s Senior Vice President, General Counsel, and Secretary from January 2022 until the Merger. Mr. Pulley joined Legacy Republic as Associate General Counsel in July 2018 and transitioned to the role of Vice President, General Counsel and Secretary in November 2019. Prior to joining Legacy Republic, Mr. Pulley was Director, Legal Affairs for Carrier Global Corporation. Mr. Pulley also served as Assistant General Counsel at Allegion plc and Corporate Counsel at Ingersoll-Rand plc. Mr. Pulley earned his B.A. in Finance and Economics from Indiana University Indianapolis - Kelley School of Business and earned his J.D. from Indiana University Robert H. McKinney School of Law.

PROPOSAL NO. 2–NON-BINDING VOTE ON EXECUTIVE COMPENSATION
The Company is requesting that stockholders vote, on a non-binding basis, to approve the compensation of our named executive officers as disclosed in the Executive Compensation section of this Proxy Statement and the tabular executive compensation disclosure, including the “Summary Compensation Table” and accompanying narrative disclosure. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote. In 2024, our board of directors recommended, and our stockholders approved, an annual vote, on a non-binding basis, to approve the compensation of our named executive officers. Accordingly, we intend to conduct future advisory votes on the compensation of our named executive officers every year.
The text of the resolution in respect of Proposal No. 2 is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and related narrative discussion, is hereby APPROVED.”
As described in the Executive Compensation section of this Proxy Statement, our executive compensation programs and underlying principles, as developed and administered by the compensation committee, are designed to provide competitive pay opportunities to support the attraction and retention of highly qualified executives while promoting our core values. Our executive compensation programs are structured to be consistent with our pay for performance philosophy and utilize performance measures that are intended to align the executive team’s incentives with the long-term interests of the Company and its stockholders.
In considering their vote, stockholders may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented in the Executive Compensation section for Republic Airways Holdings Inc., as well as the discussion regarding the compensation committee presented in this Proxy Statement.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE
COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE COMPENSATION
On November 25, 2025, Mesa completed the Merger with Legacy Republic. At the effective time of the Merger, the management of Mesa was replaced with the management of Legacy Republic. Since the management of Mesa was replaced with the management of Legacy Republic as of the closing of the Merger, the Compensation Discussion and Analysis set forth below addresses executive compensation of Legacy Republic prior to the Merger and of the combined company for the remainder of the fiscal year ended December 31, 2025.
In conjunction with the Merger, Mesa effectuated a 15-for-1 reverse stock split (the “Reverse Stock Split”) and, at the closing of the Merger, each share of Legacy Republic common stock, par value $0.001 per share, (excluding (i) shares cancelled pursuant to the Merger Agreement and (ii) any dissenting shares for which appraisal rights were properly demanded in accordance with Delaware law) was converted into the right to receive 38.9933 (the “Exchange Ratio”) validly issued, fully paid and non-assessable shares of Mesa common stock, par value $0.001, with cash paid in lieu of any fractional shares. Unless otherwise indicated, the disclosures in this section regarding Mesa’s common stock or securities convertible into common stock for periods or as of a date that precedes the closing of the Merger have been adjusted to give effect to the Reverse Stock Split, and the disclosures in this section regarding Legacy Republic’s common stock or securities convertible into Legacy Republic’s common stock for periods or as of a date that precedes the closing of the Merger have been adjusted to give effect to the Exchange Ratio and the Reverse Stock Split.
Our named executive officers for the fiscal year ended December 31, 2025 (the “NEOs”) are the following:
•	David Grizzle, Chairman and Chief Executive Officer;
•	Matthew J. Koscal, President and Chief Commercial Officer;
•	Joseph P. Allman, Senior Vice President and Chief Financial Officer;
•	Paul K. Kinstedt, Senior Vice President and Chief Operating Officer;
•	Chad M. Pulley, Senior Vice President, General Counsel and Secretary;
•	Jonathan G. Ornstein, Former Chairman and Chief Executive Officer of Mesa Air Group, Inc.;(1) and
•	Michael J. Lotz, Former President and Chief Financial Officer of Mesa Air Group, Inc.(1)
(1)
Mr. Ornstein separated from the Company upon the closing of the Merger on November 25, 2025, while Mr. Lotz was retained to continue his employment for a period of time supporting the integration but relinquished his title and responsibilities as President and Chief Financial Offer and ceased to be an executive officer as of November 25, 2025.

Compensation Discussion and Analysis
In connection with the Merger, each of the executive officers of Mesa resigned such positions, and the executive officers of Legacy Republic became our executive officers. This Compensation Discussion and Analysis (“CD&A”) provides a description of our compensation philosophy and programs for the NEOs who served as executive officers following the Merger and focuses on the historic compensation programs of Legacy Republic and the current and anticipated compensation programs of Republic as a public company, as determined by the compensation committee.
Our compensation program is designed to attract, retain, and reward capable employees who can contribute to its future success, principally by linking performance-based compensation with the attainment of key business objectives. The fundamental objective of our current executive compensation program is to motivate and retain executives with talent, experience, and expertise and to reward actions that will align with the creation of long-term stockholder value.
Compensation Philosophy
Performance-based compensation and a strong alignment to stakeholder interests are key elements of our compensation philosophy. Accordingly, our NEO compensation program is designed to provide competitive compensation, support its strategic business goals, retain critical talent, and reward strong performance. This compensation program reflects the following principles:
•	compensation should encourage operational excellence and the creation of long-term stakeholder value;
•	compensation programs should reflect and promote our values and reward achievement of specific business goals;

•	compensation programs should enable us to attract and retain highly qualified professionals; and
•
all compensation policies and all compensation decisions should be designed to reward employees, including the NEOs, who have demonstrated the capacity to contribute to our financial and competitive performance, thereby creating stakeholder value.

Implementing Our Philosophy
The compensation committee makes compensation decisions after reviewing the performance and strategic goals of the Company and carefully evaluating an executive’s individual performance during the year against established goals, leadership qualities, operational performance, business responsibilities, current compensation arrangements, and potential to enhance stakeholder value. Specific factors affecting compensation decisions for the NEOs include:
•	our goal of creating and maintaining a culture of safety and operational excellence;
•	our goal of retaining and incentivizing executives to create value for its stakeholders;
•	the nature, scope, and level of the executive’s responsibilities;
•	our overall operational performance and profitability, measured by its end-of-year and year- to-year financial and operational data;
•	the executive’s individual performance; and
•	the compensation levels of executive officers at our peer group companies.
We take into account the following mix of financial, operational, and strategic-related data in setting performance goals for our NEOs’ annual and long-term incentive compensation programs:
•	pre-tax income;
•	controllable completion factor (“CCF”);
•	controllable on-time departure (“CD-0”);
•	aircraft block hour production;
•	strategic associate initiatives that we believe drive engagement and retention; and
•	strategic workforce development initiatives and other strategic initiatives.
We seek to achieve an appropriate mix between cash compensation, short and long-term annual incentives, and performance linked equity awards in order to meet its objectives. Our mix of compensation elements is designed to help it recruit and retain talent, reward recent results, and motivate long-term performance. We also seek to balance compensation elements that are based on financial, operational, and strategic-related measures. Our goal is to motivate our NEOs to deliver superior long-term performance and to retain their services with the Company on a competitive basis.
The table below shows the total annual compensation mix for our NEOs for 2025 based on target awards for 2025. As shown in the table, a substantial majority of 2025 targeted pay for our NEOs is “at risk” based on our performance.

	At Risk
	Base Salary	Annual Incentive	Long-term Incentive
NEO Total Direct Compensation	26%	22%	52%

Role of the Compensation Committee and Management
The compensation committee reviews all elements of our executive compensation program. Our management, through the Chief Executive Officer, provides the compensation committee with recommendations regarding the annual incentive compensation of all other NEOs so the compensation committee can review and approve any payouts for the prior fiscal year or make changes to the annual incentive plan for the performance period beginning in the current fiscal year, which includes the performance goals and weightings for our NEOs. The compensation committee believes that management’s insight into our business as well as their experience in the airline industry combine to provide a valuable resource to the compensation committee with respect to its executive compensation arrangements. Management analyzes our operational performance, profitability, and related strategic initiatives using operational, financial, and associated related measures to provide a basis for its recommendations regarding executive compensation. The Chief Executive Officer reviews the performance of the other NEOs and recommends compensation based on such review. The Chairman of the Board or Lead Independent Director, together with the Chair of the corporate governance committee, reviews the performance of the Chief Executive Officer. Such evaluation is discussed among the independent directors as they determine the Chief Executive Officer’s compensation. The compensation committee considers these reviews and consults with its independent compensation consultant and analyzes market data and compensation trends and may request additional information and analysis and ultimately determines in its discretion whether to approve any recommended changes in compensation. These determinations are made by the compensation committee based on its own analysis and judgment.
As part of its oversight of the executive compensation program, the compensation committee considers the impact of the executive compensation program and the incentives created by the compensation awards that it administers on our risk profile. In addition, the compensation committee, in consultation with Exequity, LLP (“Exequity”), its independent compensation consultant, reviews all of our compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk. Based on this review, the compensation committee, in consultation with Exequity, have concluded that the Company’s compensation program does not create risks that are reasonably likely to have a material adverse effect on its business and the programs by which its executives are compensated strike an appropriate balance between short-term and long-term compensation and incentivize its executives to act in a manner that prudently manages enterprise risk.
Compensation Consultant and Competitive Peer Group
As referenced above, the compensation committee has engaged Exequity as its independent outside compensation consultant to assist in designing the current executive compensation programs for 2025 and provide advice about whether our executive compensation programs are generally consistent with its compensation philosophy and aligned with stakeholder interests and with evolving best practices for similarly situated companies. Exequity representatives report directly to the compensation committee and assist the compensation committee in executive compensation data analysis and assessments of market data and compensation trends relevant to the setting of executive compensation levels.
Part of this analysis and assessment included a review and consideration of our NEOs’ compensation relative to the competitive peer group’s compensation. The competitive peer group for 2025 consists of the following companies:

•	AAR Corp.	•	GATX Corporation
•	Air Lease Corporation	•	Hub Group, Inc.
•	Air Transport Services Group, Inc.	•	Matson, Inc.
•	Allegiant Travel Company	•	RXO, Inc.
•	ArcBest Corporation	•	SkyWest, Inc.
•	Covenant Logistics Group, Inc.	•	Spirit Airlines, Inc.
•	Chorus Aviation Inc.	•	Sun Country Airlines Holdings, Inc.
•	Forward Air Corporation	•	Werner Enterprises, Inc.
•	Frontier Group Holdings, Inc.

To better inform the development of compensation programs that retain and attract executive talent with industry-specific knowledge, the compensation committee selected a peer group of companies that include similar airline companies and travel and transportation industry peers that we compete with for executive talent with industry-specific knowledge and experience. Additionally, the peer group companies were selected to represent a range of revenues and scope of operations relevant to our business. In developing our compensation program, the compensation committee does not target a specific pay level relative to the peer group, but rather focuses on the practices at the peer group. The compensation committee relies on its judgment in determining appropriate compensation programs and assessing the reasonableness of such programs based on the factors described herein and any unique considerations relevant to us.

In setting 2025 compensation, the compensation committee reviewed the range of base salary, annual bonus, long-term incentive grant values, annual equity grant, and the combined total of these and other elements of compensation of persons holding the same or similar positions at the peer group based on recent market data available.
Elements of Compensation
The following table summarizes the material elements and objectives of our 2025 compensation program for our NEOs:

Type	Component	Objective
Fixed	Base salary	Provide reasonable and market-competitive fixed pay reflective of an executive’s role, responsibilities, and individual performance
	Benefits and perquisites	Provide market competitive benefits and perquisites that reflect airline industry and best practices
Performance- based/“At-risk”	Annual short-term incentive award	Drive achievement of annual corporate goals, financial, operational, and strategic related performance that is consistent with pre-established performance criteria
	Long-term incentive award and one-time incentive award	Focus on drivers of long-term value creation and attract and retain executive talent

Base Salary
We review the amount of our NEOs base salaries annually in order to remain competitive in the market. In determining the amount of base salary of our NEOs for 2025, the compensation committee, with advice from its independent compensation consultant considered competitive trends, general economic conditions, the compensation level of similarly situated executives at our peer group companies, and several factors relating to the executive, including the performance of the executive, the level of his experience and ability, his knowledge of his job, and our succession planning. Based on these considerations, the compensation committee approved the base salary of each of Messrs. Grizzle, Koscal, Allman, Kinstedt, and Pulley for 2025 as follows, respectively: $540,000(1), $540,000 (increased from $500,000 in 2024), $500,000 (increased from $486,000 in 2024), $500,000 (increased from $486,000 in 2024), and $435,000 (increased from $425,000 in 2024).
(1)	Mr. Grizzle commenced serving in the role of CEO on July 1, 2025. Accordingly, he received the prorated amount of the full year base salary of $540,000.
Annual Short-Term Incentive Awards
In order to incentivize performance consistent with our annual operational, financial, and strategic priorities, the compensation committee has determined that a substantial portion of each NEO’s compensation will be in the form of a performance-based, annual “at risk” short-term incentive award. The performance period for the annual short-term incentive program (“AIP”) is the full fiscal year.
The compensation committee determined to retain the same target annual short-term incentive opportunity for 2025 as a percentage of base salary as applied to 2024 AIP awards for each of our NEOs. Accordingly, the 2025 target annual short-term incentive opportunity for each of Messrs. Grizzle, Koscal, Allman, Kinstedt, and Pulley was as follows, respectively: $540,000, $540,000, $400,000, $400,000, and $348,000.(1) Under the 2025 AIP, each NEO had the opportunity to earn a payout of up to 200% of his target incentive opportunity based on the achievement of certain stretch performance goals.
(1)
Mr. Grizzle commenced serving in the role of CEO on July 1, 2025. Accordingly, his 2025 target annual short-term incentive opportunity was prorated to reflect the portion of the year that he served as CEO.

Performance metrics. These annual short-term incentive awards are conditioned on the achievement of specific annual operational, financial, and strategic performance goals established by the compensation committee in consultation with management. In establishing the metrics for the 2025 AIP, the compensation committee selected performance metrics that were aligned with our strategic objectives, including creation of stakeholder value, demonstrated operational reliability, and investment in its associates. The 2025 AIP included the operational performance measures of controllable completion factor (CCF) weighted 40% and controllable on time departure (CD-0) weighted 20%; the financial performance measures of pre-tax income weighted at 30%; and the strategic performance measure of achievement of strategic flight plan initiatives weighted at 10%.
The approved performance metrics and goals for 2025 were as follows:
2025 AIP Program

Performance Measure	Performance Levels		Actual Performance	Award Earned
Operational
CCF (weighted 40%)	Threshold	99.40%
	Target	99.60%	99.99%	200%
	Maximum	99.90%

CD-0 (weighted 20%)	Threshold	89.00%
	Target	91.00%	93.04%	200%
	Maximum	93.00%
Financial
Pre-Tax Income (weighted 30%)	Threshold	$80.7M
	Target	$98.7M	$171.9M	200%
	Maximum	$116.7M
Strategic
Achievement of Strategic Flight Plan Initiatives (weighted 10%)	Threshold	2 of 4 metrics
	Target	3 of 4 metrics	4 of 4 metrics	200%
	Maximum	4 of 4 metrics

Actual 2025 Short-Term Incentive Payout
Our performance with respect to each of these metrics resulted in the following annual short-term incentive award payout amounts for the year ended December 31, 2025 for each of the NEOs, respectively, and are reported in the “Non-Equity Incentive Compensation” column of the Summary Compensation Table:

Name	2025 Target AIP Award	Actual Performance	2025 AIP Payout Amount
Mr. Grizzle	$270,000(1)	200%	$540,000
Mr. Koscal	$540,000	200%	$1,080,000
Mr. Allman	$400,000	200%	$800,000
Mr. Kinstedt	$400,000	200%	$800,000
Mr. Pulley	$348,000	200%	$696,000

(1)
Mr. Grizzle commenced serving in the role of CEO on July 1, 2025. Accordingly, the 2025 target annual short-term incentive opportunity reflected for Mr. Grizzle is the prorated amount of the full year amount of $540,000.

Long-Term Incentive Awards
Historically, the compensation committee has made annual awards under a cash-based long-term incentive program (“LTI”) to drive long-term performance, encourage retention, and align the NEOs’ interests with our strategic objectives and the interests of our stakeholders.
In 2026, the compensation committee made the annual long-term incentive award 100% performance-based to further align management and shareholder interests in the post-Merger Company.
Prior to 2026, the annual long-term incentive award includes both a performance-based and a retention-based component. The performance-based component has a three-year performance period beginning January 1 of the applicable year and is earned and paid out thereafter based on achievement of the established performance metrics. The retention-based component vests in equal annual installments over the three-year period beginning January 1 of the applicable year, in each case provided we achieve positive pre-tax income in the fiscal year ending as of the vesting date.

The NEO must be employed on the vesting date to earn the cash award unless entitled to accelerated vesting as further described below in “-Termination of Employment and Change-in-Control Arrangements.”
2025 LTI Program
In 2025, the compensation committee granted annual long-term equity and cash-based awards with a target incentive earning opportunity for each of the NEOs as follows:

	2025 Target LTIP Award Opportunity
Name	40% Retention- Based(1)	60% Performance- Based
Mr. Grizzle(2)	$259,200	$388,800
Mr. Koscal	$518,400	$777,600
Mr. Allman	$370,000	$555,000
Mr. Kinstedt	$370,000	$555,000
Mr. Pulley	$278,400	$417,600

(1)	The retention-based portion of the annual LTI awards was granted in the form of RSUs. See “Long-Term Equity Incentive Compensation-2025 LTI Retention-Based RSUs” below.
(2)
Mr. Grizzle commenced serving in the role of CEO on July 1, 2025. Accordingly, his target long-term equity and cash-based award opportunity for 2025 was prorated to reflect the portion of 2025 during which he served as CEO.

Retention Portion of 2025 LTI Program
For each of Messrs. Grizzle, Koscal, Allman, Kinstedt, and Pulley, the retention portion of the 2025 LTI award is equity-based compensation, and each of them received RSUs for the first tranche of the outstanding retention portion of the 2025 LTI award as provided below in the section titled “Long-Term Equity Incentive Compensation-2025 RSU Awards”.
Performance Metrics of 2025 LTI Program
The compensation committee determined to grant the performance-based portion of the annual LTI awards as cash-based awards and selected performance measures designed to reward the NEOs when they achieve key goals that contribute to the creation of stockholder value over the long-term. For 2025, the compensation committee approved the following metrics for the three-year performance period ending December 31, 2027: (1) cumulative controllable completion factor performance over the three-year period, weighted at 60%; and (2) average daily aircraft utilization hours, measured in annual targets over the three-year period, weighted at 40%.
Actual Earned Long-Term Incentive Cash-Based Award Payout in 2025 for Prior Year’s Performance
We earned positive pre-tax income for 2025, therefore the performance-based portion of the 2023 annual long-term incentive award vested and was earned as of December 31, 2025. The 2023 LTI award included two metrics weighted at 60% and 40%, respectively: (i) the cumulative operational performance measure of CCF; and (ii) the annual average daily aircraft utilization measured in three one-year periods over the three-year performance period ending December 31, 2025. Each of Messrs. Koscal, Allman, Kinstedt, and Pulley earned the following amounts, respectively: $925,188, $759,906, $759,906, and $572,130.
Additionally, the following retention-based amounts vested as of December 31, 2025 and were earned by each of Messrs. Koscal, Allman, Kinstedt, and Pulley, respectively: (i) $157,667, $129,500, $129,500 and $97,500 for the third tranche of the outstanding retention portion of the 2023 LTI award; (ii) $166,667, $149,850, $149,850 and $113,333 for the second tranche of the outstanding retention portion of the 2024 LTI award.
These amounts are reported in the “Non-Equity Incentive Compensation” column of the Summary Compensation Table.

2023 LTI Program (for 3-year period ending December 31, 2025)

Performance Measure	Performance Levels		Performance	Award Earned
CCF (weighted 60%)	Threshold	99.40%
	Target	99.60%	99.99%	200%
	Maximum	99.80%

3-yr Annual Average Daily Aircraft Utilization (stated in Block Hours) (weighted 40%)	2023 Threshold/Target/Maximum	6.2 / 6.9 / 7.6	7.6
	2024 Threshold/Target/Maximum	7.4 / 7.7 / 8.0	8.5
	2025 Threshold/Target/Maximum	9.2 / 9.5 / 9.8	9.7	189%

Long-Term Equity Incentive Compensation
The compensation committee believes that long-term equity incentive compensation is an effective means for incentivizing our NEOs to increase equity value over a multi-year period, provide a meaningful reward for appreciation in the value of its equity and long-term value creation, and motivate our NEOs to remain employed with it. In 2020, a long-term incentive award was granted to incentivize our NEOs to pursue and effectuate a liquidity event for Legacy Republic.
Our equity award grant practices are designed to reflect a balance between:
•	our desire to motivate, retain, and reward executive talent;
•	our need to remain competitive in recruiting; and
•	effectively managing the dilution of stockholders’ interests.
The compensation committee believes that Restricted Stock Unit (“RSU”) awards help Republic to manage dilution to existing stockholders and provide greater transparency and predictability to its executive officers regarding the ultimate value of their compensation opportunities.
In determining the number of RSUs, the compensation committee considers competitive market data for performance based awards issued by companies in our compensation peer group, with a goal of reaching a mix that would provide the appropriate incentives while staying competitive in its market. The compensation committee also evaluates the accounting impact of the proposed awards on our earnings, its “burn rate” in relation to the airline industry sector benchmarks, and the other factors described above.
2020 One-Time Equity Award
In 2020, our NEOs were provided a one-time special purpose long-term equity incentive compensation in the form of equity awards to incentivize a successful liquidity event. The use of long-term equity incentives creates a link between executive compensation and our long-term performance and growth, thereby creating alignment between executive officers and stockholder interests. The compensation committee believes that the one-time special purpose performance based RSU awards helped Legacy Republic to retain its executive officers by rewarding them for successfully completing a liquidity event (in the case of the 2020 RSU award) and generally for generating stockholder value while at the same time providing some value to the recipient.
On November 25, 2020 (the “Grant Date”) each of Messrs. Koscal, Allman, Kinstedt, and Pulley was granted 97,483, 97,483, 97,483 and 38,993, target number of RSUs respectively, under the 2020 Omnibus Incentive Plan to further align our NEOs with the interests of its shareholders and as a retention tool.

Terms of the RSUs
In the event there was a Liquidity Event (as defined below) prior to December 31, 2025 (the “Expiration Date”), the number of RSUs earned by an NEO (“Earned RSUs”) is determined by multiplying the target number of RSUs for each NEO by each of the performance multipliers as set forth below:
Timing
Multiplier: The timing multiplier is determined based on the timing of a Liquidity Event and ranges between 200% if the Liquidity Event is on or before December 31, 2021 and 100% for a Liquidity Event that occurs on the Expiration Date. If the event occurs between January 1, 2022 and the Expiration Date, the percentage earned is determined using linear interpolation between 100% and 200%.

Value
Multiplier: In the event of a Liquidity Event, the number of RSUs determined based on the timing multiplier will be further multiplied by a value multiplier that ranges between 100% and 150% if the applicable “value change target” as set forth below is achieved. The “value change target” is the change in our stock value from the Grant Date ($415 per share) required to achieve the maximum value multiplier of 150%. Once the applicable value change target has been calculated, the performance value multiplier is calculated applying linear interpolation of the actual change in stock value compared against the stated value change target. Under no circumstances would the value multiplier be more than 150% or less than 100% in the event of a Liquidity Event.

Date of Liquidity Event	Value Change Target
On or before December 31, 2021	10%
On December 31, 2022	15
On December 31, 2023	20
On December 31, 2024	25
On December 31, 2025	30

As provided in the RSU award agreement, “Liquidity Event” means any Board approved strategic transaction, authorized or approved by our stockholders that results in any of the following: a Change in Control (as defined in the award agreement), an initial public offering, direct listing, special purpose acquisition company, or other acquisition, purchase, merger, consolidation, combination, or similar transaction that the compensation committee in its sole discretion deems to be a Liquidity Event. In order to determine the specific number of shares awarded in the 2020 grant, the Board determined a qualified “Liquidity Event” would occur upon the closing of the merger transaction and therefore established a 159% performance multiplier based upon the formulas above and anticipated closing timeline. Pursuant to the terms of the RSU award agreement, the RSUs fully vested upon such determination.
2025 Mesa Integration Awards
In 2025, we also granted RSUs to certain members of our management (including our NEOs) to retain the recipients and incentivize the Merger transaction’s success (the “Integration RSUs”), which RSUs were converted in to restricted stock awards subject to the same vesting terms in connection with the Merger.
The Integration RSUs are subject to both time- and performance-based vesting conditions, with 70% of the award subject to time-based vesting and 30% subject to performance-based vesting. The time-vesting Integration RSUs vest in equal installments on the third and fourth anniversaries of November 25, 2025 (the closing date of the Merger), subject to continued employment. The performance-vesting Integration RSUs vest, subject to continued employment, in one-third tranches upon achievement of specified operational milestones, including (i) FAA approval of an aircraft bridging and harmonization program, (ii) FAA approval of a pilot training transition program and (iii) relocation of our corporate functions to Carmel, Indiana.
2025 LTI Retention-Based RSUs
As provided above, we also granted time-vesting RSUs to our executive officers (including the NEOs) for the retention-based portion of their 2025 LTI awards that vest in three equal installments on each of December 31, 2025, 2026, and 2027, subject to continued employment, which RSUs were converted in to restricted stock awards subject to the same vesting terms in connection with the Merger.

Treatment on Termination
See “—Termination of Employment and Change-in-Control Agreements—RSU Awards” below for a description of the potential vesting that each of our NEOs may be entitled to in connection with a Change in Control and certain terminations of employment.
Retirement and Other Benefits
Our NEOs are eligible to participate in 401(k), disability, medical, and group insurance plans generally available to all its employees. Each NEO is also eligible for an annual physical paid by us. As is common in the airline industry, our associates, including our NEOs, and certain family members receive free or reduced-fare travel on other airlines. We do not provide any other special benefits or perquisites to any of our NEOs.
Summary of Employment Agreements
Below we have summarized the employment agreements of our NEOs other than Mr. Pulley who does not have an employment agreement. Such agreements were entered into by Legacy Republic. For further information regarding potential payments upon termination or in relation to a change-in-control, see “—Termination of Employment and Change-in-Control Arrangements”.
David Grizzle
We entered into an employment agreement with Mr. Grizzle, effective July 1, 2025, which sets forth the terms and conditions of his service as our Chief Executive Officer and Chairman of our board of directors. The initial term of his employment agreement ends on July 1, 2027, unless earlier terminated in accordance with its terms.
Under the terms of Mr. Grizzle’s employment agreement, he is entitled to receive an annual base salary of $540,000 (as of 2025) and has an annual target bonus opportunity under our Annual Incentive Plan equal to 100% of his base salary, prorated for partial years of service in the role of CEO. In any year, the amount of the bonus may be more or less than 100% but not more than 200% of his target annual incentive amount as determined, in its sole discretion, by the compensation committee based upon certain performance measures approved by the compensation committee. Mr. Grizzle may also be awarded one or more discretionary bonuses based on individual performance or other factors as determined in the sole discretion of the compensation committee. Mr. Grizzle’s employment agreement also provides for eligibility to participate in our long-term incentive plan and its employee benefit plans. Mr. Grizzle is also eligible for reimbursement for ordinary and necessary business expenses.
Matthew J. Koscal
We entered into an amended and restated employment agreement with Mr. Koscal, dated February 8, 2017, as amended November 14, 2017 and November 27, 2017, which sets forth the terms and conditions of his service as our President and Chief Commercial Officer. The initial term of his employment agreement continued until November 30, 2019, and is thereafter automatically renewed for successive one-year periods unless Republic or Mr. Koscal gives written notice to the other at least ninety (90) days prior to the end of the applicable term.
Under the terms of Mr. Koscal’s employment agreement, he is entitled to receive an annual base salary of at least $376,000 ($540,000 as of 2025) and has an annual target bonus opportunity under our Annual Incentive Plan equal to 80% of his base salary (100% as of 2025). In any year, the amount of the bonus may be more or less than 100% but not more than 200% of his target annual incentive amount as determined, in its sole discretion, by the compensation committee based upon certain performance measures approved by the compensation committee. Mr. Koscal may also be awarded one or more discretionary bonuses based on individual performance or other factors as determined in the sole discretion of the compensation committee. Mr. Koscal’s employment agreement also provides for eligibility to participate in our long-term incentive plan and its employee benefit plans. Mr. Koscal is also eligible for an annual physical paid for by us and reimbursement for ordinary and necessary business expenses.
Joseph P. Allman
We entered into an amended and restated employment agreement with Mr. Allman, dated February 8, 2017, as amended November 14, 2017 and November 27, 2017, which sets forth the terms and conditions of his service as our Senior Vice President, Chief Financial Officer. The initial term of his employment agreement continued until November 30, 2019, and is thereafter automatically renewed for successive one-year periods unless Republic or Mr. Allman give written notice to the other at least ninety (90) days prior to the end of the applicable term.

Under the terms of Mr. Allman’s employment agreement, he is entitled to receive an annual base salary of at least $376,000 ($500,000 as of 2025) and has an annual target bonus opportunity under our Annual Incentive Plan equal to 80% of his base salary. In any year, the amount of the bonus may be more or less than 100% but not more than 200% of his target annual incentive amount as determined, in its sole discretion, by the compensation committee based upon certain performance measures approved by the compensation committee. Mr. Allman may also be awarded one or more discretionary bonuses based on individual performance or other factors as determined in the sole discretion of the compensation committee. Mr. Allman’s employment agreement also provides for eligibility to participate in our long-term incentive plan(s) and its employee benefit plans. Mr. Allman is also eligible for an annual physical paid for by us and reimbursement for ordinary and necessary business expenses.
Paul K. Kinstedt
We entered into an amended and restated employment agreement with Mr. Kinstedt, dated February 8, 2017, as amended November 14, 2017 and November 27, 2017, which sets forth the terms and conditions of his service as our Senior Vice President, Chief Operating Officer. The initial term of his employment agreement continued until May 31, 2019, and is thereafter automatically renewed for successive one-year periods unless Republic or Mr. Kinstedt give written notice to the other at least ninety (90) days prior to the end of the applicable term.
Under the terms of Mr. Kinstedt’s employment agreement, he is entitled to receive an annual base salary of at least $376,000 ($500,000 as of 2025) and has an annual target bonus opportunity under our Annual Incentive Plan equal to 80% of his base salary. In any year, the amount of the bonus may be more or less than 100% but not more than 200% of his target annual incentive amount as determined, in its sole discretion, by the compensation committee based upon certain performance measures approved by the compensation committee. Mr. Kinstedt may also be awarded one or more discretionary bonuses based on individual performance or other factors as determined in the sole discretion of the compensation committee. Mr. Kinstedt’s employment agreement also provides for eligibility to participate in our long-term incentive plan(s) and its employee benefit plans. Mr. Kinstedt is also eligible for an annual physical paid for by us and reimbursement for ordinary and necessary business expenses.
Potential Impact on Compensation from NEO Misconduct
If the Board determines that an NEO has engaged in fraudulent or intentional misconduct, the Board could take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the wrongdoer as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limitation, (i) termination of employment, (ii) initiation of an action for breach of fiduciary duty, and (iii) if the misconduct resulted in a significant restatement of our financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than what would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators, or other authorities.
For a discussion of our Nasdaq-compliant clawback policy, see “The Board of Directors and Certain Governance Matters—Incentive Compensation Clawback Policy.”
Other Matters Relevant to Compensation
For discussion of other policies that relate to our compensation philosophy and policies, see “The Board of Directors and Certain Governance Matters— Stock Ownership Guidelines,” “—Securities Trading Policy and Policy against Hedging” and “Equity Grant Policies.”
Compensation Committee Report
The compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into the 2025 Form 10-K.
Submitted by the compensation committee of the Company’s Board of Directors:
Barry W. Ridings, Chair
Ellen N. Artist
Ruth Okediji

Summary Compensation Table
As previously disclosed in a Form 8-K we filed with the SEC on September 29, 2025, the Board of Directors of Mesa approved a change in our fiscal year-end, moving from September 30 to December 31 of each year, effective for the fiscal year beginning on January 1, 2025 and ending on December 31, 2025 (the “Fiscal Year Change”). This change resulted in a three-month transition period from October 1, 2024 through December 31, 2024, to bridge the period between the end of our 2024 fiscal year and the beginning of our 2025 fiscal year on January 1, 2025. This period is referred to as the “Transition Period” throughout this Proxy Statement. All references to “fiscal years” or “years” prior to the Fiscal Year Change with respect to named executive officers of Mesa prior to the Merger refer to the 12-month fiscal period ending September 30, and all references to “fiscal years” or “years” subsequent to the Fiscal Year Change refer to the 12-month fiscal period ending December 31. We have included certain information in this Proxy Statement related to, among other things, the compensation of our named executive officers and directors for the Transition Period as well as our 2025 fiscal year, which began on January 1, 2025 and ending on December 31, 2025.
The following table provides summary information concerning the compensation paid to or earned by our NEOs for each of the last three completed fiscal years and the Transition Period, which is referred to in the table below as “2024T”.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
David Grizzle Chairman and Chief Executive Officer	2025	$270,000	$—	$3,326,400	$540,000	$125,681	$4,262,081
Matthew J. Koscal President and Chief Commercial Officer	2025	$540,000	$—	$4,665,000	$2,329,522	$25,949	$7,560,471
	2024	$500,000	$—	$—	$2,689,945	$25,487	$3,215,432
Joseph P. Allman Senior Vice President and Chief Financial Officer	2025	$500,000	$—	$2,265,000	$1,839,256	$22,973	$4,627,229
	2024	$486,000	$—	$—	$2,197,228	$21,400	$2,704,628
Paul K. Kinstedt Senior Vice President and Chief Operating Officer	2025	$500,000	$—	$2,265,000	$1,839,256	$28,916	$4,633,172
	2024	$486,000	$—	$—	$2,197,228	$28,142	$2,711,370
Chad M. Pulley Senior Vice President, General Counsel and Secretary	2025	$435,000	$—	$2,346,000	$1,478,963	$24,241	$4,284,204
	2024	$425,000	$—	$—	$1,570,833	$23,061	$2,018,894
Jonathan G. Ornstein Former Chairman and Chief Executive Officer of Mesa	2025	$553,846	$558,915	$191,085	$450,000	$3,744,615	$5,498,461
	2024T	$150,000	$—	$—	$—	$6,250	$156,250
	2024	$600,000	$417,772	$332,228	$450,000	$25,942	$1,825,942
	2023	$600,000	$679,780	$120,219	$450,000	$18,407	$1,868,406
Michael J. Lotz Former Chief Financial Officer and President of Mesa	2025	$533,333	$437,960	$149,733	$352,000	$34,287	$1,507,313
	2024T	$133,333	$—	$—	$—	$10,034	$143,367
	2024	$533,333	$260,331	$327,363	$352,000	$27,022	$1,500,049
	2023	$533,333	$531,078	$93,921	$352,000	$16,599	$1,526,931

(1)
With respect to Messrs. Grizzle, Koscal, Allman, Kinstedt and Pulley, represents the grant date fair market value of the RSU awards granted pursuant to the 2020 Omnibus Incentive Plan in 2025, including the Integration RSUs and the 2025 LTI Retention-Based RSUs, each of which RSUs were converted into restricted stock awards subject to the same vesting terms in connection with the Merger. With respect to Mr. Grizzle, also represents a stock award granted in respect of his service as director in 2025. The terms and conditions (including vesting) of these RSUs are described under “Long-Term Equity Incentive Compensation.” With respect to Messrs. Ornstein and Lotz, represents time-vesting RSUs granted under the Mesa Air Group, Inc. 2018 Equity Incentive Plan.

(2)
With respect to Messrs. Grizzle, Koscal, Allman, Kinstedt and Pulley, represents amounts earned in 2025 in connection with: (i) the retention-based vesting portion of the 2023 and 2024 annual long-term incentive plan awards; (ii) the performance-based portion of the 2023 annual long-term incentive plan award; and (iii) our 2025 annual short-term incentive program. With respect to Messrs. Ornstein and Lotz, represents incentive bonuses earned pursuant to the terms of their respective employment agreements. The incentive bonuses paid for fiscal years 2025, 2024 and 2023 to Messrs. Ornstein and Lotz pursuant to their respective employment agreements were reduced in each such fiscal period by $300,000 and $235,000, respectively, as a result of the limitations imposed on executive compensation in connection with Mesa’s financing transactions under the Coronavirus Aid, Relief, and Economic Security Act.
(3)
With respect to Messrs. Grizzle, Koscal, Allman, Kinstedt and Pulley, represents 401(k) matching contributions as well as certain other employer-paid benefits and imputed earnings. With respect to Mr. Grizzle, also represents amounts paid for his services as a director in 2025. With respect to Messrs. Ornstein and Lotz, represents 401(k) matching contributions ($15,000 for Mr. Ornstein and $15,500 for Mr. Lotz), provision of a travel benefit ($25,000 for Mr. Ornstein and $18,787 for Mr. Lotz) and severance benefits paid to Mr. Ornstein in the amount of $3,704,615.

Grants of Plan-Based Awards for Fiscal Year 2025 and Transition Year
The following table summarizes the potential equity and non-equity incentive plan awards that could have been or could be earned by each of the NEOs at the defined levels of “Threshold,” “Target,” and “Maximum” based on the awards granted to the NEOs during the fiscal year ended December 31, 2025 and the Transition Period. The awards granted are described in the footnotes below the table.

			Estimated Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Payouts Under Equity Incentive Plan Awards (#)			All other stock awards: number of shares of stock or units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Approval Date	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
David Grizzle	July 1, 2025(1)		$135,000	$270,000	$540,000
	July 1, 2025(2)		194,400	388,800	777,600
	July 1, 2025(3)	July 2, 2025							16,846	$259,200
	July 1, 2025(4)	July 2, 2025				—	57,356	—	133,829	$2,941,800
Matthew J. Koscal	February 27, 2025(1)		$270,000	$540,000	$1,080,000
	February 27, 2025(2)		388,800	777,600	1,555,200
	February 27, 2025(3)	April 1, 2025							33,691	$518,400
	February 27, 2025(4)	June 1, 2025				—	80,845	—	188,638	$4,146,600
Joseph P. Allman	February 27, 2025(1)		$200,000	$400,000	$800,000
	February 27, 2025(2)		277,500	555,000	1,110,000
	February 27, 2025(3)	April 1, 2025							24,059	$370,200
	February 27, 2025(4)	June 1, 2025				—	36,942	—	86,199	$1,894,800
Paul K. Kinstedt	February 27, 2025(1)		$200,000	$400,000	$800,000
	February 27, 2025(2)		277,500	555,000	1,110,000
	February 27, 2025(3)	April 1, 2025							24,059	$370,200
	February 27, 2025(4)	June 1, 2025				—	36,942	—	86,199	$1,894,800
Chad Pulley	February 27, 2025(1)		$174,000	$348,000	$696,000
	February 27, 2025(2)		208,800	417,600	835,200
	February 27, 2025(3)	April 1, 2025							18,093	$278,400
	February 27, 2025(4)	June 1, 2025				—	40,311	—	94,060	$2,067,600
Jonathan G. Ornstein	June 2, 2025(5)	June 2, 2025							12,489	$191,084
Michael J. Lotz	June 2, 2025(5)	June 2, 2025							9,786	$149,732

(1)	Represents 2025 award opportunities granted under our 2025 annual short-term incentive program as described in Compensation Discussion and Analysis under “Annual Short-Term Incentive Awards.”
(2)
Represents the 2025 annual award opportunity under the performance-based portion of our long-term incentive program as described in Compensation Discussion and Analysis under “Long-Term Incentive Awards.”

(3)
Represents the 2025 LTI Retention-Based RSU awards granted pursuant to our 2020 Omnibus Incentive Plan, which RSUs were converted into restricted stock awards subject to the same vesting terms in connection with the Merger. The terms and conditions (including vesting) of these RSUs are described under “Long-Term Equity Incentive Compensation.”

(4)
Represents the Integration RSUs granted pursuant to our 2020 Omnibus Incentive Plan, which RSUs were converted in to restricted stock awards subject to the same vesting terms in connection with the Merger. The amounts that can be earned by each NEO in respect of the Integration RSUs are reported in the “Target” column. There are no threshold or maximum payout amounts established for the Integration RSU awards. The terms and conditions (including vesting) of these RSUs are described under “Long-Term Equity Incentive Compensation.”

(5)	Represents RSUs granted under the Mesa Air Group, Inc. 2018 Equity Incentive Plan. These RSUs vest annually in equal one-third increments beginning one year from June 2, 2025.

Outstanding Equity Awards at 2025 Fiscal Year-End and End of Transition Period
The following table provides information regarding outstanding equity awards made to our NEOs as of December 31, 2025 and December 31, 2024, the end of the Transition Period.
As of December 31, 2025 (2025 Fiscal Year End)

	Stock Awards
Name	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(1)
Mr. Grizzle	11,230(2)	206,297
	133,829(3)	2,458,439	57,356(4)	1,053,621
Mr. Koscal	22,460(2)	412,594
	188,638(3)	3,465,282	80,845(4)	1,485,121
Mr. Allman	16,040(2)	294,652
	86,199(3)	1,583,470	36,942(4)	678,630
Mr. Kinstedt	16,040(2)	294,652
	86,199(3)	1,583,470	36,942(4)	678,630
Mr. Pulley	12,062(2)	221,577
	94,060(3)	1,727,877	40,311(4)	740,519
Mr. Ornstein(5)	—	—	—	—
Mr. Lotz(5)	—	—	—	—

(1)	Amounts in this column are based on the per share value of our common stock as of December 31, 2025 of $18.37.
(2)
Represents the 2025 LTI Retention-Based RSU awards granted pursuant to our Omnibus Incentive Plan, which RSUs were converted into restricted stock awards subject to the same vesting terms in connection with the Merger. The terms and conditions (including vesting) of these RSUs are described under “Long-Term Equity Incentive Compensation.”

(3)
Represents the time-vesting portion of the Integration RSUs granted pursuant to our Omnibus Incentive Plan, which RSUs were converted into restricted stock awards subject to the same vesting terms in connection with the Merger. The terms and conditions (including vesting) of these RSUs are described under “Long-Term Equity Incentive Compensation.”

(4)
Represents the performance-vesting portion of the Integration RSUs granted pursuant to our Omnibus Incentive Plan, which RSUs were converted into restricted stock awards subject to the same vesting terms in connection with the Merger. The terms and conditions (including vesting) of these RSUs are described under “Long-Term Equity Incentive Compensation.”

(5)	Messrs. Ornstein and Lotz ceased to hold any outstanding equity awards following the closing of the Merger on November 25, 2025.
As of December 31, 2024 (End of Transition Period)

Stock Awards
Name	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)
Mr. Grizzle(2)	—	—
	—	—
Mr. Koscal(2)	—	—
	—	—
Mr. Allman(2)	—	—
	—	—
Mr. Kinstedt(2)	—	—
	—	—

	Stock Awards
Name	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)
Mr. Pulley(2)	—	—
	—	—
Mr. Ornstein	17,627(3)	306,718
	3,219(4)	56,006
	4,498(5)	78,264
Mr. Lotz	13,813(3)	240,342
	2,515(4)	43,755
	3,562(5)	61,985

(1)	Amounts in this column are based on the per share value of our common stock as of December 31, 2024 of $17.40, as adjusted to reflect the Reverse Stock Split.
(2)	Messrs. Grizzle, Koscal, Allman, Kinstedt and Pulley did not hold any public company equity awards until the closing of the Merger on November 25, 2025.
(3)
Represents RSUs granted to Messrs. Ornstein and Lotz under the Mesa Air Group, Inc. 2018 Equity Incentive Plan. These RSUs vest annually in equal one-third increments beginning one year from June 1, 2024.

(4)
Represents RSUs granted to Messrs. Ornstein and Lotz under the Mesa Air Group, Inc. 2018 Equity Incentive Plan. These RSUs vest annually in equal one-third increments beginning one year from June 1, 2023.

(5)
Represents RSUs granted to Messrs. Ornstein and Lotz under the Mesa Air Group, Inc. 2018 Equity Incentive Plan. These RSUs vest annually in equal one-third increments beginning one year from June 1, 2022.

Option Exercises and Stock Vested in Fiscal Year 2025 and Transition Period
Fiscal Year 2025
Our NEOs do not hold any stock options and did not exercise any stock options during the fiscal year ended 2025. The following table sets forth information concerning the vesting of RSUs during the fiscal year ended 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Grizzle	5,615	103,148
Mr. Koscal	166,229	2,515,780
Mr. Allman	163,018	2,456,793
Mr. Kinstedt	163,018	2,456,793
Mr. Pulley	68,031	1,034,589
Mr. Ornstein	37,833	855,742
Mr. Lotz	29,676	670,972

Transition Period
Our NEOs did not hold any stock options and did not exercise any stock options during the Transition Period. No equity awards held by our NEOs vested during the Transition Period.
Defined Benefit and Nonqualified Deferred Compensation Plans
We do not maintain any defined benefit or nonqualified deferred compensation plans for its executives.
Termination of Employment and Change-In-Control Arrangements
Our continuing NEOs (other than Mr. Pulley) have severance agreements which have terms and conditions intended to provide certain payments and benefits upon an involuntary termination of the NEO’s employment or the occurrence of certain other circumstances that may affect the NEO, including the NEO’s termination of employment following a change in control of the Company.

The table below quantifies the potential payments and benefits that would be provided to each continuing NEO by us under each of the termination or change in control circumstances listed. The amounts shown are based on the assumption that the triggering event took place on December 31, 2025, the last business day of 2025.
The amounts shown in the table below do not include:
•
payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment or other circumstance and do not discriminate in scope, terms, or operation in favor of the NEOs; and

•	distributions of deferred balances under our 401(k) Plan.
See below under the heading “Separation and Consulting Arrangements of Mesa NEOs” for information regarding the separation payments and benefits provided to Messrs. Ornstein and Lotz in connection with the closing of the Merger.

	Retirement	Without Cause or with Good Reason	For Cause or by NEO without Good Reason	Death or Disability	Qualifying Termination and Change in Control(9)
Mr. Grizzle
2025 AIP award(1)	$270,000	$1,350,000(8)	$270,000	$270,000	$1,350,000
Vested LTIP awards(2)	103,148	103,148	103,148	103,148	103,148
Accelerated vesting of LTIP awards(3)	—	423,524	—	—	423,524
Accelerated vesting of RSUs(4)	—	5,662,364	—	—	5,662,364
Cash severance payment(5)	—	810,000	—	—	810,000
Health and welfare benefits(6)	—	20,506	—	—	20,506
Air travel benefits(7)	—	—	—	—	—
Total	$373,148	$8,369,542	$373,148	$373,148	$8,369,542
Mr. Koscal
2025 AIP award(1)	$1,080,000	$1,080,000	$1,080,000	$1,080,000	$1,080,000
Vested LTIP awards(2)	1,455,817	1,455,817	1,455,817	1,455,817	1,455,817
Accelerated vesting of LTIP awards(3)	689,886	1,342,671	—	1,342,671	1,625,021
Accelerated vesting of RSUs(4)	—	5,156,698	—	5,156,698	5,362,993
Cash severance payment(5)	—	3,240,000	—	3,240,000	3,240,000
Health and welfare benefits(6)	59,641	59,641	59,641	59,641	59,641
Air travel benefits(7)	28,471	28,471	28,471	28,471	28,471
Total	$3,313,815	$12,363,298	$2,623,929	$12,363,298	$12,851,943
Mr. Allman
2025 AIP award(1)	$800,000	$800,000	$800,000	$800,000	$800,000
Vested LTIP awards(2)	1,186,565	1,186,565	1,186,565	1,186,565	1,186,565
Accelerated vesting of LTIP awards(3)	567,939	1,102,520	—	1,102,520	1,304,042
Accelerated vesting of RSUs(4)	—	2,409,409	—	2,409,409	2,556,718
Cash severance payment(5)	—	2,600,000	—	2,600,000	2,600,000
Health and welfare benefits(6)	59,641	59,641	59,641	59,641	59,641
Air travel benefits(7)	28,471	28,471	28,471	28,471	28,471
Total	$2,642,616	$8,186,606	$2,074,677	$8,186,606	$8,535,437
Mr. Kinstedt
2025 AIP award(1)	$800,000	$800,000	$800,000	$800,000	$800,000
Vested LTIP awards(2)	1,186,565	1,186,565	1,186,565	1,186,565	1,186,565
Accelerated vesting of LTIP awards(3)	567,939	1,102,520	—	1,102,520	1,304,042
Accelerated vesting of RSUs(4)	—	2,409,409	—	2,409,409	2,556,718
Cash severance payment(5)	—	2,600,000	—	2,600,000	2,600,000
Health and welfare benefits(6)	59,641	59,641	59,641	59,641	59,641
Air travel benefits(7)	28,471	28,471	28,471	28,471	28,471
Total	$2,642,616	$8,186,606	$2,074,677	$8,186,606	$8,535,437

	Retirement	Without Cause or with Good Reason	For Cause or by NEO without Good Reason	Death or Disability	Qualifying Termination and Change in Control(9)
Mr. Pulley
2025 AIP award(1)	$696,000	$696,000	$696,000	$696,000	$696,000
Vested LTIP awards(2)	893,752	893,752	893,752	893,752	893,752
Accelerated vesting of LTIP awards(3)	428,757	832,285	—	832,285	983,917
Accelerated vesting of RSUs(4)	—	2,579,184	—	2,579,184	2,689,973
Cash severance payment(5)	—	—	—	—	—
Health and welfare benefits(6)	—	—	—	—	—
Air travel benefits(7)	—	—	—	—	—
Total	$2,018,509	$5,001,221	$1,589,752	$5,001,221	$5,263,642

(1)
Represents value of the 2025 annual short-term incentive award as included in the Summary Compensation Table payable during the annual bonus payment period. See “Compensation Discussion and Analysis- Components of Our Executive Compensation Program-Annual Short-Term Incentive Awards.”

(2)
Represents the value of the outstanding LTIP awards that vest as of December 31, 2025. The NEO would receive the vested portion of the long-term incentive award earned for 2025 even if his employment terminated prior to the actual cash payout or RSU settlement date in 2026. See “Compensation Discussion and Analysis-Components of Our Executive Compensation Program-Annual 2025 Long-Term Incentive Awards.”

(3)
Represents the value of the outstanding LTIP awards, excluding the retention-based RSUs granted as part of the 2025 LTIP awards, assuming target performance is achieved (except for completed performance periods, which are based on actual performance achieved), that were unvested as of December 31, 2025 which would vest upon the termination event in accordance with the terms of the award and the NEO’s employment agreement as further described below. To the extent an NEO is party to an employment agreement, treatment of the outstanding LTIP awards will be governed by either the employment agreement or award agreement, whichever is most favorable to the NEO.

(4)
The amounts set forth in the “Retirement,” “Without Cause or with Good Reason,” “For Cause or by NEO Without Good Reason,” “Death or Disability,” and “Change in Control” columns represent the amounts payable, if any, under the NEO’s RSU agreements, including the retention-based RSUs granted as part of the 2025 LTIP awards and the Integration RSUs, and any acceleration of vesting as described below.

(5)	Represents the amounts payable under the NEO’s employment agreement as described below.
(6)	Represents estimated net present value for two years of medical benefits for Messrs. Koscal, Allman, and Kinstedt.
(7)	Represents estimated net present value for three years of a prepaid cash card for travel benefits for Messrs. Koscal, Allman, and Kinstedt.
(8)	Represents the amounts payable under Mr. Grizzle’s employment agreement through the second anniversary of the effective date of his employment agreement.
(9)
Represents the amounts payable upon termination of employment by us without “Cause” or by the executive for “Good Reason” in connection with a change in control of Republic. The amounts shown in the “Accelerated vesting of RSUs” row are also payable on a single-trigger basis upon a change in control of Republic.

Employment Agreements
Pursuant to the terms of our employment agreements with our NEOs, other than Mr. Pulley who does not have an employment agreement:
In the event of a termination of Messrs. Koscal, Allman, or Kinstedt’s employment by us without “Cause” or by the executive for “Good Reason” (each as defined in the employment agreement) other than in connection with a change in control, the executive is entitled to receive a prorated target bonus for the year of termination through the effective date of such termination plus:
•
severance compensation in an amount equal to two times his base salary plus two times his annual bonus for the last calendar year, payable in 12 equal monthly installments following the termination date;

•
the aggregate value of all outstanding unvested long-term incentive awards that would have vested in accordance with their terms prior to the first anniversary of the termination date will vest on the termination date (calculated based on performance factors that may already have been achieved or may reasonably be assumed to be achieved and calculable at the time of termination), payable in a lump sum within 14 days of the termination date; and

•	any outstanding unvested options that vest in connection with such termination will remain exercisable for one year following the termination date.

The annual LTIP award grants provide that, upon termination of employment described above, the (1) aggregate value of the time vesting portion of all outstanding unvested long-term incentive awards that would have vested in accordance with their terms prior to the first anniversary of the termination date will vest on the termination date paid within 30 days of the termination date and (2) performance vesting portion of all outstanding unvested long-term incentive awards will be prorated based on the number of days worked in the applicable performance cycle through the first anniversary of the termination date will be considered earned and paid at the same time that the awards are paid to the other participants, to the extent earned as determined by the compensation committee, but in no event later than March 15 of the applicable year.
The amounts payable to the executives upon a termination of employment described above are subject to execution and non-revocation of a release of claims.
In the event Mr. Grizzle’s employment terminates on the second anniversary of the effective date or is earlier terminated by us without “Cause” or by Mr. Grizzle for “Good Reason” (each as defined in Mr. Grizzle’s employment agreement), he is entitled to receive:
•
severance compensation in an amount equal to his base salary rate in effect as of the termination for the period beginning on the termination date and ending on the second anniversary of the effective date.

•
any earned or unearned and unpaid annual and long-term incentive bonus amounts he would have been eligible to receive from the effective date until the second anniversary of the effective date (which may include future vesting dates), based on actual performance and payable at the same time such bonuses are generally paid to other senior executives;

•	continuation of health insurance benefits (provided in the form of subsidized COBRA premiums) through the second anniversary of the termination date; and
•	continued vesting of any remaining RSUs granted to him in connection with his commencement of employment as Chief Executive Officer, in accordance with the terms of the applicable award agreement.
The amounts payable and benefits provided to Mr. Grizzle upon a termination of employment described above, including any continued vesting of the RSUs granted to him in connection with his commencement of employment as Chief Executive Office, are subject to his compliance with the restrictive covenants described below, his agreement to return to and continue serving on our board of directors immediately following the termination date through the applicable payment dates, and his execution and non-revocation of a release of claims.
In the event of a termination of Messrs. Koscal, Allman, or Kinstedt’s employment by us without “Cause” or by the executive for “Good Reason” or a delivery on non-renewal notice (each as defined in the employment agreement) within 18 months following a change in control, the executive will be entitled to receive a prorated target bonus for the year of termination through the effective date of such termination plus the same severance payments as described above; provided that (i) the cash severance compensation will be payable in a lump sum on the first day of the month occurring at least 30 days following the termination date, (ii) the aggregate value of all outstanding unvested long-term incentive awards will vest on the termination date, and (iii) the exercise period for any outstanding options will be 90 days following the termination date.
In the event of a termination of Messrs. Koscal, Allman, or Kinstedt’s employment due to death or disability, the executive or the executive’s estate will be entitled to receive (i) a prorated target bonus for the year of termination through the effective date of such termination and (ii) an amount in severance compensation equal to two times his base salary plus two times his bonus for the last calendar year, payable in a lump sum on the first day of the month occurring at least 30 days following the termination date and subject to execution and non-revocation of a release of claims. In addition, any unvested equity awards held by the executive will be treated in the same manner as if the executive had been terminated by Republic without “Cause” not in connection with a change in control. The cash severance obligations may be satisfied by Republic purchasing and maintaining one or more insurance policies payable to the executive or his designees. In addition, the outstanding LTIP awards provide for full accelerated vesting (at target for the performance-based portion of the award) upon a termination due to death or disability.
In the event of a termination Mr. Grizzle’s employment due to death or “Disability” (as defined in Mr. Grizzle’s employment agreement), he or his estate will be entitled to receive the expected amount of his annual performance bonus for the year in which such termination occurs, prorated through the termination date.

In the event of a termination by Republic of Messrs. Grizzle, Koscal, Allman, or Kinstedt’s employment for “Cause” or by the executive without “Good Reason,” the executive is not entitled to any compensation following the date of termination of employment, other than payment of his base salary through the date of termination. The executive would also receive the amount of any vested annual short-term annual incentive award and long-term incentive awards that have not yet been settled.
In the event that Republic gives notice to terminate the employment of the executive other than Mr. Grizzle at the end of the term and an agreement regarding the terms of the executive’s employment following the end of the term is not reached, unless otherwise agreed by Republic in writing, the executive will continue to be employed and provide services to it in the same manner as prior to giving of such notice for an additional 90 days following the last day of the term. During this transition period, the executive is entitled to continue to receive base salary, accrue a pro-rata portion of the target bonus, continue participation in benefit programs, and continue to be reimbursed for business expenses. During the transition period, any outstanding equity awards will continue to be outstanding and continue to vest. Upon the end of the transition period, the executive is entitled to receive a prorated target bonus for the year of termination through the effective date of such termination plus, (i) one year base salary severance, (ii) the aggregate value of all outstanding unvested long-term incentive and equity awards will vest on the termination date and be paid in a lump sum within 14 days following termination, and (iii) there is no extension of the exercise period for any outstanding unvested options. In the event that Messrs. Koscal, Allman, or Kinstedt gives notice to terminate the executive’s employment at the end of the term and an agreement regarding the terms of the executive’s employment following the end of the term is not reached, unless otherwise agreed by Republic in writing, the executive will continue to be employed and provide services to Republic in the same manner as prior to giving of such notice for an additional 90 days following the last day of the term. During this transition period, the executive is entitled to continue to receive base salary, accrue a pro-rata portion of the target bonus, continue participation in benefit programs, and continue to be reimbursed for business expenses. During the transition period, any outstanding equity awards will continue to be outstanding and continue to vest. Upon the end of the transition period, the executive is entitled to receive a prorated target bonus for the year of termination through the effective date of such termination plus, (i) one year base salary severance, (ii) the aggregate value of the time vesting portion of all outstanding unvested long-term incentive and equity awards that would have vested in accordance with their terms prior to the first anniversary of the termination date will vest on the termination date paid within 30 days of the termination date, and (iii) the performance vesting portion of all outstanding unvested long-term incentive and equity awards will be prorated based on the number of days worked in the applicable performance cycle through the first anniversary of the termination date will be considered earned and paid at the same time that the awards are paid to the other participants, to the extent earned as determined by the compensation committee, but in no event later than March 15 of the applicable year.
If the employment of Messrs. Koscal, Allman, or Kinstedt is terminated for any reason, the executive is entitled to $2,500 and subject to an annual upward inflation adjustment each month for 24 months for the cost of health insurance for himself, his spouse, and his eligible dependents. In addition, if the employment of Messrs., Koscal, Allman, or Kinstedt is terminated for any reason, Republic will provide the executive with a universal prepaid cash card for air travel in the amount of $10,000 annually for a period of three years following termination of employment which the executive, his spouse, and dependents may use for travel.
Under the terms of the employment agreements, Messrs. Grizzle, Koscal, Allman, and Kinstedt are subject to (i) a restrictive covenant not to disclose confidential information while employed and at all times thereafter and (ii) restrictive covenants not to compete with Republic and not to solicit our employees and, in the case of Messrs. Koscal, Allman and Kinstedt, our customers, while employed and following termination of employment for any reason, which covenants apply for one year following termination in the case of Messrs. Koscal, Allman and Kinstedt and, in the case of Mr. Grizzle, for 12 months with respect to employee non-solicitation covenant and 24 months with respect to the non-competition covenant, in each case measured from the later of Mr. Grizzle’s termination date and the date he ceases to serve on our board of directors. Messrs. Koscal, Allman, and Kinstedt are also subject to a non-competition covenant during any period when Republic is providing severance compensation.

RSU Awards
Republic Integration RSUs
Pursuant to the terms of the Republic Integration RSU award agreements:
Other than in the circumstances summarized below, upon any termination for any reason, any outstanding Republic Integration RSUs that have not vested will be forfeited.
In the event of termination by Republic without “Cause” (as defined in the Omnibus Incentive Plan) or by the participant for “Good Reason” (as defined in the award agreement), or in the event of an NEO’s death or disability, following the closing of the Merger on November 25, 2025, any then-unvested Republic Integration RSUs will immediately vest.
In the event of a termination for cause by Republic, all RSUs, whether vested or unvested, will be immediately forfeited.
2025 LTI Retention-Based RSU Awards
Pursuant to the terms of the RSU award agreements for the RSU awards granted in 2025:
Other than in the circumstances summarized below, upon any termination for any reason, any outstanding RSUs that have not vested will be forfeited.
In the event of termination by Republic without “Cause” (as defined in the Omnibus Incentive Plan) or by the participant for “Good Reason” (as defined in the award agreement) prior to December 31, 2027, the NEO will receive a number of RSUs equal to the number of RSUs eligible to vest on the next vesting date following such termination will vest immediately upon such termination.
In the event of an NEO’s death or disability prior to December 31, 2027, any then-unvested RSUs will immediately vest upon termination.
Separation and Consulting Arrangements of Mesa NEOs
In connection with entering into the Merger Agreement, each of Jonathan G. Ornstein, Mesa’s Chairman and Chief Executive Officer, and Michael J. Lotz, Mesa’s President and Chief Financial Officer (together, the “Mesa Executives”), entered into a Separation and Consulting Agreement with Mesa.
Pursuant to the terms of their respective Separation and Consulting Agreement, the employment of Messrs. Ornstein and Lotz terminated or will terminate, as applicable, in connection with the closing of the Merger, with Mr. Ornstein’s employment having terminated upon the closing date of the Merger, and Mr. Lotz continuing to be employed following the closing of the Merger to support integration efforts and having relinquished his title and responsibilities as President and Chief Financial Officer as of the closing date (such date of termination, the “Termination Date”). During the period commencing on the Merger closing date and ending on Mr. Lotz’s employment termination date (the “Transitional Employment Period”), Mr. Lotz serves as an advisor to Republic’s President, receives base salary at the same rate as in effect immediately prior to the closing date and continues to participate in employee benefits on substantially the same basis as in effect immediately prior to the closing date, and is not eligible to receive any other incentive compensation or additional benefits during the Transitional Employment Period.
Following the applicable Termination Date, Republic will retain (and, in the case of Mr. Ornstein, has retained) the Mesa Executives as consultants to perform certain transitional services commencing on the Termination Date and ending on the second anniversary of the Termination Date (the “Consulting Period”).
In exchange for their performance of the consulting services, during the Consulting Period, Republic shall pay to each Mesa Executive monthly consulting fees in accordance with the Republic’s standard payment procedures for consultants and independent contractors (the “Consulting Fees”) and, subject to such Mesa Executive’s continued compliance with the restrictive covenants described below for the duration of the Consulting Period, a lump sum (the “Consulting Lump Sum Payment”), payable within 10 days following the end of the Consulting Period.
The Separation and Consulting Agreements provide for certain restrictive covenants including (i) the preservation and non-disclosure of confidential information; (ii) certain non-disparagement obligations; and (iii) non-solicitation and non-competition obligations during the Transitional Employment Period and the Consulting Period.

Further, under the Separation and Consulting Agreements, the Mesa Executives will, in consideration for executing and delivering a general release of claims (the “Release Agreement”), receive a severance payment (the “Severance Payment”), in addition to certain accrued but unpaid benefits, which Severance Payment shall be payable within 10 days after the date the Release Agreement becomes effective by its terms. Following the Termination Date, the Meas Executives will cooperate as reasonably required by Republic in the defense or prosecution of any claims, charges, complaints, or lawsuits that have been or may be filed by or against Republic and will be compensated at an hourly rate (the “Continuing Cooperation Rate”) for such cooperation that extends beyond the Consulting Period.
The amounts payable to each Mesa Executive under their respective Separation and Consulting Agreement are as follows:

Name	Consulting Fees ($)	Consulting Lump Sum Payment ($)	Severance Payment ($)	Continuing Cooperation Rate ($)
Jonathan G Ornstein	90,000/month	1,560,000	3,700,000	750/hour
Michael J. Lotz	85,000/month	1,060,000	3,038,000	500/hour

Director Compensation
The following table provides summary information concerning compensation paid or accrued by Mesa to or on behalf of Mesa’s non-employee directors for services rendered prior to the Merger for the fiscal year ended December 31, 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Ellen N. Artist	150,352	22,898	173,250
Mitchell I. Gordon	134,352	22,898	157,250
Dana J. Lockhart	135,352	22,898	158,250
Harvey W. Schiller	160,352	22,898	183,250
Spyridon P Skiados	145,352	22,898	168,250

(1)
Represents the aggregate grant date fair value of restricted common stock awarded to each non-employee director during the fiscal year ended December 31, 2025. Restricted common stock awards vest one year from the grant date for non-employee directors. The vesting of each Mesa restricted stock award was accelerated immediately prior to the effective time of the Merger, entitling each holder to a number of shares of common stock underlying such award after giving effect to the Reverse Stock Split.

The following table provides summary information concerning compensation paid or accrued by Republic to or on behalf of Republic’s non-employee directors who currently serve on the Board for services rendered for the fiscal year ended December 31, 2025, including amounts that related to the period from January 1, 2025 through the date of the Merger:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
David Grizzle(3)	—	—	—
Glenn S. Johnson	124,000	125,400	249,400
Michael C. Lenz(4)	106,750	125,400	232,150
Ruth Okediji	117,750	125,400	243,150
Barry W. Ridings	127,500	125,400	252,900
James E. Sweetnam	113,750	125,400	239,150
Ellen N. Artist(5)	24,500	—	24,500

(1)	Ms. Okediji and Mr. Lenz were appointed Chair and Member of the corporate governance committee, respectively, effective July 31, 2025.
(2)
Represents the aggregate grant date fair value of fully vested shares of Republic common stock pursuant to the 2020 Omnibus Incentive Plan granted to each - employee director in 2025, subject to a holding requirement. Upon the closing of the Merger on November 25, 2025, these awards were settled in accordance with the Merger Agreement.

(3)	All compensation paid to Mr. Grizzle in respect of his service as a director has been reported in the Summary Compensation Table in light of his status as a named executive officer.
(4)
Ms. Gobillot retired from the Board effective May 7, 2025 and is therefore, omitted from the table above. Mr. Lenz was appointed to fill the vacancy resulting from Ms. Gobillot’s retirement effective May 9, 2025.

(5)
Ms. Artist previously served on the Board of Directors of Mesa and became a non-employee director of Republic on November 25, 2025 in connection with the closing of the Merger. The amount reported in this table reflects the compensation paid to Ms. Artist from November 25, 2025 through December 31, 2025.

Outstanding RSU Awards. On November 25, 2020, Republic granted each of its non-employee directors 482 shares of Republic’s restricted Common Stock that immediately vested on the grant date and are subject to holding requirements. Ruth Okediji, who joined the Board in 2023, received her grant of 482 shares of Republic’s restricted Common Stock on December 14, 2023. The closing of the Merger on November 25, 2025 constituted a Liquidity Event for purposes of the restricted stock awards. Accordingly, the holding period related to the restricted stock lapsed at the same percentage as the RSUs granted to the NEOs vested (see “Compensation Discussion and Analysis-Components of Our Executive Compensation Program-Long-Term Incentive Compensation”).
2025 Stock Awards
In 2025, Republic granted fully vested shares of Republic common stock pursuant to the 2020 Omnibus Incentive Plan to our non-employee directors, subject to a holding requirement. Upon the closing of the Merger on November 25, 2025, these awards were settled in accordance with the Merger Agreement.
Non-Employee Director Compensation for 2025
Prior to the Merger
Fees
The following fees were paid to Mesa’s non-employee directors during 2025, prior to the Merger. Board members were also reimbursed for all expenses associated with attending Board or committee meetings.

Annual retainer (paid quarterly)	$83,000
Compensation Committee Chair retainer	$10,000
Nominating and Corporate Governance Chair retainer	$10,000
Audit Committee Chair retainer	$15,000
Presiding Independent Director retainer	$20,000

Equity Awards
Mesa granted equity awards to non-employee directors on an annual basis. The types and amounts of such awards were set by the compensation committee. For 2025, each non-employee director was entitled to receive a restricted common stock award in the aggregate amount of $89,000. However, due to lack of available shares under the Mesa Air Group, Inc. 2018 Equity Incentive Plan, each non-employee director received a cash payment in the amount of $66,102 in lieu of a portion of such stock award for 2025.
Other benefits
As is common in the airline industry, Mesa provided flight benefits to the members of the Board, whereby each non-employee director and certain family members of directors receive free or reduced-fare travel on flights flown by our major airline partners at no cost to us or the director. Mesa believed that directors’ use of free air travel was de minimis and it did not maintain any records of non-employee directors’ travel during 2025.
Legacy Republic and Subsequent to the Merger
The following table sets forth the payment structure for non-employee director compensation for 2025, which applied to Legacy Republic and continues to apply to the Company.

Board Cash Retainer	$85,000
Board Equity Retainer	$125,000
Non-Executive Chairman (Additional Fee)	$115,000

Audit Committee Chair Retainer	$20,000
Compensation Committee Chair Retainer	$20,000
Corporate Governance Committee Chair Retainer	$10,000
Audit Committee Member Retainer	$5,000
Compensation Committee Member Retainer	$5,000
Corporate Governance Committee Member Retainer	$5,000
Board and Committee In-person Meeting Fee	$1,000
Board and Committee Telephonic Meeting Fee	$750

Chief Executive Officer Pay Ratio
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Regulation S-K of the Exchange Act, we are providing the following information about the relationship of the annual total compensation of our CEO and the annual total compensation of our employees for 2025 (our “CEO pay ratio”). Our CEO pay ratio information is a reasonable good faith estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the rule’s flexibility, the method we used to determine the median employee may be different from our peers, so the ratios may not be comparable.
Methodology for Determining Our Median Employee
For purposes of the CEO pay ratio disclosure, we are required to identify a median employee based on our worldwide workforce, without regard to their location, compensation arrangements, or employment status (full-time versus part-time). The median employee is determined by identifying the employee whose compensation is at the median of the compensation of our employee population (other than our CEO). The following outlines the methodology, material assumptions, and estimates used to determine the median employee for 2025:
Employee Population: We determined that, as of December 31, 2025, the date we selected to identify the median employee, our employee population consisted of approximately 8,200 individuals working for the Company.
Compensation Measure Used to Identify the Median Employee: For purposes of measuring the compensation of our employees to identify the median employee, rather than using annual total compensation, we selected 2025 W-2 Box 5 wages as the compensation measure and annualized base salary or wage amounts for any employees hired during 2025. This consistently applied compensation measure was chosen because it is a readily available measure for all of our employees and we believe it is a reasonable measure of annual total compensation. We did not make any cost-of-living adjustments in identifying the median employee.
The ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees for 2025 was 77 to 1. This ratio was based on the following:
•
The annual total compensation of our CEO for 2025, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, was $5,080,200, reflecting adjustments to exclude the compensation that he received in respect of his service as a director prior to becoming our CEO and to annualize his base salary, 2025 LTI Retention-Based RSU award and 2025 annual short-term incentive program award in light of his partial year of service as our CEO (as discussed further below).

•	The median of the annual total compensation of all employees (other than our CEO), determined in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, was $66,387.
For the fiscal year ended December 31, 2025, the total compensation for our CEO, David Grizzle, was $4,262,081 as reported in the “Total” column of the Summary Compensation Table above. Since Mr. Grizzle commenced serving in the role of CEO on July 1, 2025, we annualized his base salary, 2025 LTI Retention-Based RSU award and 2025 annual short-term incentive program award, as disclosed in the Summary Compensation Table, which were each prorated to reflect his partial year of service as our CEO, and excluded the amounts paid for his services as a director in 2025 prior to his appointment as our CEO to arrive at a value of $5,080,200, which was used to calculate the ratio of annual total compensation for our CEO to the annual total compensation for our median employee set forth above.

Pay Versus Performance
As required by Item 402(v) of Regulation S-K (“Item 402(v)”), the Company is providing the following information regarding the relationship between the executive compensation actually paid (“CAP”) by the Company to our principal executive officer (“PEO”) and the average of all other non-PEO NEOs (“Other NEOs”) and the financial performance of the Company using selected financial performance measures over the applicable time period of the disclosure, calculated in a manner consistent with Item 402(v). Please refer to our “Compensation Discussion and Analysis” section for a discussion of the Company’s executive compensation policies and programs and an explanation of how executive compensation decisions are made at Republic.

Year	SCT Total for PEO(1) ($)		CAP to PEO(1),(2) ($)		SCT Total for Other NEOs(3) ($)	CAP for Other NEOs(4) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income(7) ($000s)	Adjusted EBITDA(8) ($000s)
	Mr. Ornstein	Mr. Grizzle	Mr. Ornstein	Mr. Grizzle			Republic TSR(5)	Peer Group TSR(6)
2025	5,498,461	4,262,081	5,722,130	4,757,195	4,522,478	5,004,945	41.51	151.20	76,200	341,700
2024T	156,250	—	137,242	—	143,367	128,450	39.32	141.63	(111,944)	11,005
2024	1,825,942	—	1,896,950	—	1,069,548	1,061,433	41.02	137.30	(91,015)	55,514
2023	1,868,406	—	1,683,858	—	905,512	738,346	29.15	121.41	(120,116)	24,222
2022	1,867,608	—	161,076	—	914,730	292,155	55.93	96.37	(182,678)	66,623
2021	1,861,055	—	3,568,886	—	990,887	1,726,651	259.66	121.22	16,588	150,002

(1)
On November 25, 2025, in connection with the completion of the Merger, the Company’s executive officers were reconstituted. At the Effective Time of the Merger, Mr. Grizzle was appointed as the Company’s Chairman & Chief Executive Officer; and consequently, CAP comparisons are shown for each of Mr. Ornstein and Mr. Grizzle in 2025. Mr. Ornstein was the Company’s sole PEO in 2021, 2022, 2023, and 2024.

(2)
The amounts in this column represents the total compensation actually paid to (lost by) the PEO for the years indicated, adjusting the Summary Compensation Table (“SCT”) total compensation by the amounts in the “PEOs” table below.

(3)
The amounts in this column represents the average Summary Compensation Table (“SCT”) total compensation of our Other NEOs: Messrs. Koscal, Allman, Kinstedt, Pulley, and Lotz for 2025; Mr. Lotz for 2024 TP; Messrs. Lotz and Brian S. Gillman for 2024; and Messrs. Lotz, Gillman, Torque Zubeck, and Bradford R. Rich, for each of 2023, 2022, and 2021, as reported in the Summary Compensation Table of the proxy statement filed in the applicable year.

(4)
The amounts in this column represents the average total compensation actually paid to (lost by) the Other NEOs for the years indicated, adjusting the Summary Compensation Table (“SCT”) total compensation by the amounts in the “Other NEOs” table below.

(5)
The total shareholder return shows the cumulative total shareholder return (“TSR”) on the Company’s common stock through the last day of each fiscal year reflected in the table above, assuming an initial investment of $100.00 on September 30, 2020. The calculation was adjusted for the Reverse Stock Split.

(6)
The peer group total shareholder return shows the cumulative total shareholder return (“TSR”) of the Nasdaq Transportation Index through the last day of each fiscal year reflected in the table above, assuming an initial investment of $100.00 on September 30, 2020, with dividends reinvested.

(7)	The amounts in this column represent the Company’s net income (loss) for the indicated years as reported in the Company’s Annual Report on Form 10-K filed with the SEC.
(8)
We define Adjusted EBITDA in a manner consistent with the definition we use when reporting our financial results. See “Part II, Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations – Results of Operations,” beginning on page 45 of our 2025 Form 10-K for information regarding our calculation of Adjusted EBITDA.

PEOs	Mr. Ornstein- 2025	Mr. Grizzle- 2025	Mr. Ornstein- 2024T	Mr. Ornstein- 2024
Total compensation as reported in SCT	$5,498,461	$4,262,081	$156,250	$1,825,942
Subtract SCT “Stock Awards” value	$191,085	$3,326,400	$—	$332,228
Add Year-end fair value of outstanding and unvested equity compensation granted in current year	$—	$3,718,366	$—	$319,939
Add Change in fair value (from end of prior fiscal year to end of current fiscal year) for awards granted in prior fiscal years that remained unvested and outstanding at end of current fiscal year	$—	$—	$(19,008)	$40,513
Add Fair value of awards, as of the vesting date, for awards granted in current fiscal year that vested before fiscal year end	$327,836	$103,148	$—	$—
Add Change in fair value (from end of prior fiscal year to vesting date) for awards granted in prior fiscal years that vested during current fiscal year	$86,918	$—	$—	$42,785
Subtract Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	$—	$—	$—	$—
Compensation Actually Paid to PEO	$5,722,130	$4,757,195	$137,242	$1,896,950

Other NEOs	Other NEOs-2025	Other NEOs-2024T	Other NEOs-2024
Total compensation as reported in SCT	$4,522,478	$143,367	$1,069,548
Subtract SCT “Stock Awards” value	$2,338,147	$—	$219,385
Add Year-end fair value of outstanding and unvested equity compensation granted in current year	$2,633,295	$—	$168,009
Add Change in fair value (from end of prior fiscal year to end of current fiscal year) for awards granted in prior fiscal years that remained unvested and outstanding at end of current fiscal year	$—	$(14,917)	$21,016
Add Fair value of awards, as of the vesting date, for awards granted in current fiscal year that vested before fiscal year end	$173,717	$—	$—
Add Change in fair value (from end of prior fiscal year to vesting date) for awards granted in prior fiscal years that vested during current fiscal year	$13,602	$—	$22,244
Subtract Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	$—	$—	$—
Compensation Actually Paid to PEO	$5,004,945	$128,450	$1,061,433

Relationship of CAP to Performance
The Company provides information in the charts below about the relationship between the compensation actually paid to the respective PEOs, and our Other NEOs as detailed in the table above, and:
•	The Company’s cumulative TSR;
•	The Company’s net income; and
•	The Company’s Adjusted EBITDA.
In each case, the comparison is shown over the last five completed fiscal years, omitting FY 2024T for comparability purposes.

Financial Performance Measures
The most important financial performance measures used by the Company in 2025 related to CAP based on Company performance are listed below:
•	Adjusted EBITDA
•	Pre-Tax Income
•	Adjusted EBITDAR

PROPOSAL NO. 3–RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2026. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the audit committee to consider the selection of a different firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
The shares represented by your proxy will be voted “FOR” the ratification of the selection of Deloitte & Touche LLP unless you specify otherwise.
Change in Auditor
As previously disclosed by the Company in its Current Report on Form 8-K filed with the SEC on December 1, 2025, the audit committee approved the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm effective November 25, 2025, replacing CBIZ CPAs P.C. (“CBIZ” and formerly Marcum LLP).
CBIZ served as Mesa’s independent registered public accounting firm prior to completion of the Merger. On November 20, 2025, CBIZ completed its audit of the consolidated financial statements of Mesa as of and for the three month transition period ended December 31, 2024 on Form 10-KT in order to give effect to the change in fiscal year of Mesa previously announced on September 29, 2025, and the subsequent quarterly review of the consolidated financial statements of Mesa as of and for the three and nine months ended September 30, 2025 on Form 10-Q (the “Procedures”). The audit report of CBIZ on Mesa’s consolidated financial statements as of and for the three month transition period ended December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. Following completion of the Procedures, CBIZ was dismissed as Mesa’s independent registered public accounting firm effective as of November 25, 2025.
During Mesa’s three month transition period as of and for the three months ended December 31, 2024 and the subsequent interim period for the three and nine months ended September 30, 2025, there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) between Mesa and CBIZ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Mesa, would have caused Mesa to make reference to the subject matter of the disagreements in connection with CBIZ’s reports on Mesa’s financial statements. During Mesa’s transition period as of and for the three months ended December 31, 2024 and the subsequent interim period for the three and nine months ended September 30, 2025, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).
Additionally, as disclosed in Mesa’s definitive proxy statement, filed on July 2, 2024, effective as of May 24, 2024, the engagement period for RSM US LLP (“RSM”), as Mesa’s independent registered public accounting firm, concluded, following its review of the Form 10-Q for the period ended December 31, 2023. The disclosure on the dismissal of RSM is incorporated herein by reference.

Audit and Non-Audit Fees
The following table presents the aggregate fees billed for professional services rendered by Deloitte & Touche LLP for the fiscal years ended December 31, 2024 and 2025.

Fee Category	2025($)	2024($)
Audit Fees(1)	2,254,592	736,500
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	3,790	3,790
Total	2,258,382	740,290

(1)
Audit fees are fees for professional services rendered in connection with the audit of our consolidated financial statements included in our Annual Reports filed on Form 10-K, reviews of our condensed consolidated financial statements included in our Quarterly Reports filed on Form 10-Q and registration statements.

(2)
Audit-related fees are fees for services related to service organization controls (SOC) reports, ex-patriate tax returns and forms, an employee benefit plan audit, and successor auditor workpaper reviews.

(3)	Tax fees are for services related to tax compliance, tax planning and tax advice.
(4)	All other fees include Deloitte accounting research tool license.
Audit Committee’s Pre-Approval Policy
In accordance with our audit committee pre-approval policy, the audit committee pre-approves all audit, audit related and permissible tax and other services (other than “prohibited services”) to be provided to the Company by its independent registered public accounting firm and ensures that the auditor’s independence is not impaired. Unless otherwise provided by the audit committee, the audit committee chairperson is authorized to pre-approve audit and permitted non-audit services as necessary. Any pre-approvals made by the audit committee chairperson or such other independent member of the audit committee to whom such authority has been delegated shall be presented to the full audit committee at its next scheduled meeting. Company management and the independent registered public accounting firm will periodically provide the audit committee with a summary of ongoing projects and year-to-date report of fees and expenses paid (as well as fees and expenses due but not yet paid) for all audit and other services.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026.

REPORT OF THE AUDIT COMMITTEE
The Board of Directors has determined that all of the members of the audit committee meet the independence and experience requirements of Nasdaq, and that Mr. Johnson and Mr. Lenz are “audit committee financial experts” within the meaning of the applicable rules of the Securities and Exchange Commission, or the SEC.
Management of the Company is responsible for our overall financial reporting process. Deloitte & Touche LLC (“Deloitte”), our independent registered public accounting firm, is responsible for expressing opinions on the conformity of our audited consolidated financial statements with U.S. GAAP. The audit committee’s (the “Committee”) responsibility is to oversee these processes and, necessarily, in its oversight role, the Committee relies on the work and assurances of management and of Deloitte. The Committee is also solely responsible for the selection and termination of our independent registered public accounting firm, including the approval of audit fees and any non-audit services provided by and fees paid to the independent registered public accounting firm.
The Committee:
•	met with and held discussions with management of the Company, who represented to the Committee that its audited consolidated financial statements were prepared in accordance with U.S. GAAP;
•
reviewed and discussed the audited consolidated financial statements of the Company and discussed with Deloitte the matters required to be discussed under the applicable standards adopted by the Public Company Accounting Oversight Board (“PCAOB”);

•
received the written disclosures and the letter from Deloitte as required per the requirements of the PCAOB regarding Deloitte’s communications with the audit committee concerning independence and discussed with Deloitte its independence; and

•	participated in the certification process relating to the filing of certain reports pursuant to the Exchange Act.
In reliance on these reviews and discussions, and the report of Deloitte, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.
This report was submitted by the Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

Audit Committee Members

Glenn S. Johnson - Chair
Michael C. Lenz
James E. Sweetnam

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth information regarding the beneficial ownership of shares of the Company’s Common Stock as of March 27, 2026 by (i) each person known to Republic to beneficially own more than 5% of any class of our outstanding voting securities, (ii) each of our current directors and named executive officers, and (iii) all of our current directors and executive officers as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if they possess sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. The percentage of beneficial ownership of shares of Republic common stock in the table below is based on 46,829,476 shares of Republic common stock deemed to be outstanding as of March 27, 2026, rounded up to the nearest percent. The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

	Beneficial Ownership
Name of Beneficial Owner	Shares of Common Stock	Common Stock Share%
Five Percent Holders:
American Airlines, Inc.(1)	9,755,889	20.8%
Delta Airlines, Inc.(2)	6,770,601	14.5%
United Airlines, Inc.(3)	10,490,475	22.4%
Embraer(4)	4,139,215	8.8%
Contrarian Capital Management, L.L.C.(5)	4,446,210	9.5%
Owl Creek Asset Management, L.P.(6)	4,113,312	8.8%
Named Executive Officers and Directors:
David Grizzle(7)	234,974	1.0%
Matthew J. Koscal(8)	385,716	1.0%
Joseph P. Allman(9)	233,219	*
Paul K. Kinstedt(10)	231,138	*
Chad M. Pulley(11)	184,434	*
Ellen N. Artist	10,782	*
Glenn S. Johnson	21,485	*
Michael C. Lenz	8,149	*
Ruth Okediji	26,944	*
Barry W. Ridings	26,944	*
James E. Sweetnam	26,944	*
Jonathan G. Ornstein**	111,588	*
Michael J. Lotz**	58,689	*
All Directors and Executive Officers as a Group (11 persons)(12)	1,390,729	3.0%

Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to Republic’s knowledge, sole voting and investment power with respect to the indicated shares. Unless otherwise noted, the address of each beneficial owner is 2 Brickyard Lane Carmel, IN 46032.
*	Represents less than 1%.
**	Messrs Ornstein and Lotz ceased to be executive officers of the Company in connection with the Merger.
(1)	Based on a Schedule 13D filed on December 19, 2025. The address for American Airlines, Inc. is 1 Skyview Drive, Fort Worth, TX 76155.
(2)	Based on a Schedule 13G filed on December 3, 2025. The address for Delta Air Lines, Inc. is 1030 Delta Boulevard, Atlanta, GA 30354.

(3)	Based on a Schedule 13D/A filed on February 3, 2026. The address for United Airlines, Inc. is 233 South Wacker Drive, Chicago, IL 60606.
(4)
Based on information available to the Company. Represents 3,129,680 shares held by Embraer Netherlands B.V., 741,457 shares held by Embraer Aircraft Customer Services, Inc., and 268,078 shares held by Embraer Finance, Ltd. The address for each of Embraer Netherlands B.V., Embraer Aircraft Customer Services, Inc., and Embraer Finance, Ltd. is Avenida Dra. Ruth Cardoso, 8501, 30th floor (part), Pinheiros, São Paulo, SP, 05425-070, Brazil.

(5)
Based on a Schedule 13G filed on February 12, 2026 by Contrarian Capital Management L.L.C. and Jon R. Bauer, its Managing Member. The Schedule 13G indicates that all securities reported are directly owned by advisory clients of Contrarian Capital Management, L.L.C. and Mr. Bauer may be deemed a control person of Contrarian Capital Management, L.L.C. The address for Contrarian Capital Management, L.L.C. is 411 West Putnam Avenue, Suite 425, Greenwich, CT 06830.

(6)
Based on a Schedule 13G filed on February 6, 2026 by Owl Creek Asset Management, L.P. and Jeffrey A. Altman. The Schedule 13G indicates that Owl Creek Asset Management, L.P. is the investment manager of certain funds and related entities (the “Owl Creek Funds and Entities”), with respect to the reported shares of common stock, owned by the Owl Creek Funds and Entities and Mr. Altman is managing member of the general partner of Owl Creek Asset Management, L.P., with respect to the aforementioned shares of common stock owned by the Owl Creek Funds and Entities. The address for such reporting persons is 640 Fifth Avenue, 20th Floor, New York, NY 10019.

(7)	Includes 202,415 restricted shares, which were granted as equity awards, and are subject to vesting based on either time or attainment of certain operational metrics.
(8)	Includes 291,943 restricted shares, which were granted as equity awards, and are subject to vesting based on either time or attainment of certain operational metrics.
(9)	Includes 139,181 restricted shares, which were granted as equity awards, and are subject to vesting based on either time or attainment of certain operational metrics.
(10)	Includes 139,181 restricted shares, which were granted as equity awards, and are subject to vesting based on either time or attainment of certain operational metrics.
(11)	Includes 146,433 restricted shares, which were granted as equity awards, and are subject to vesting based on either time or attainment of certain operational metrics.
(12)	Includes an aggregate of 919,153 restricted shares, which were granted as equity awards, and are subject to vesting based on either time or attainment of certain operational metrics.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information as of December 31, 2025 with respect to the shares of our common stock that may be issued under the Republic Airways Holdings Inc. 2025 Equity Incentive Plan which is our only equity incentive plan with shares available for issuance as of such date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in First Column)
Equity compensation plans approved by stockholders(1)	4,694,960	$—	4,694,960
Equity compensation plans not approved by stockholders	—	—	—
Total	4,694,960	$—	4,694,960

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on our review of Forms 3, 4 and 5, and any amendments thereto, filed by such reporting persons and/ or written representations that no Form 5 was required, we believe that during the fiscal year ended December 31, 2025, all filing requirements applicable to our executive officers, directors and persons who beneficially own more than 10% percent of a registered class of our equity securities under the Exchange Act were met in a timely manner except for one late Form 3 filing by American Airlines, Inc., a wholly owned subsidiary of American Airlines Group Inc., which was later remedied, with respect to the shares of Common Stock received in the Merger.
TRANSACTIONS WITH RELATED PERSONS
The agreements described in this section, or forms of such agreements are filed as exhibits to the 2025 Form 10-K, and the following descriptions are qualified by reference thereto.
For additional information about the compensation arrangements, including employment, termination of employment, and change in control arrangements, with our current and former directors and executive officers, see “Executive Compensation.”
Mesa, for the period from January 1, 2025 to closing of the Merger.
Due to the nature of Mesa’s business, Mesa regularly transacted with its major partners, United Airlines and, formerly, American Airlines, in the ordinary course of business. Related person transactions were derived from passenger service under Mesa’s CPA with United Airlines and, formerly, its CPA with American Airlines. Mesa was also a party to a Second Amended and Restated Credit and Guaranty Agreement, as amended, pursuant to which Mesa has borrowed funds from United Airlines.
Additionally, see “Three Party Agreement” and “Registration Rights Agreement” in the following section.
Republic for the year ended December 31, 2025, including Legacy Republic, for the period prior to the Merger.
Transactions with Our Principal Stockholders
Due to the nature of our business, we regularly transact with American Airlines, Inc., Delta Air Lines, Inc., and United Airlines, Inc. (each, a “Partner Airline” and together, “Partner Airlines”) and Embraer in the ordinary course of business. Related person transactions are derived from passenger service under our CPAs, certain aircraft leasing arrangements and aircraft maintenance activities. For a description of the CPAs with our Partner Airlines and a discussion of the revenues generated under these CPAs, see “Item I—Business—Capacity Purchase Agreements with the Partner Airlines” and “Part II—Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our 2025 Form 10-K.
In addition, we make aircraft, inventory, and rotable spare part purchases from Embraer, a related party. For a description of our commitments and obligations with Embraer, see “Part II—Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our 2025 Form 10-K.

Substantially all of our revenues are derived from related parties during the year ended December 31, 2025. Operating expenses incurred relate to interrupted trip expenses, maintenance expense, and employee benefits, among others. Amounts included in our consolidated balance sheets pertaining to related person transactions as of December 31, 2025 are as follows:

Condensed Consolidated Balance Sheets (in millions)	As of December 31, 2025
Receivables	$69.2
Other current and non-current assets	47.6
Accounts payable and accrued liabilities	39.8
Other non-current liabilities	103.2

Amounts included in our consolidated statements of operations pertaining to related person transactions for the year ended December 31, 2025 are as follows:

Condensed Consolidated Statements of Operations (in millions)	Year ended December 31, 2025
Revenues	$1,650.8
Maintenance and repair	40.3
Other operating expenses	1.3

In addition, we made aircraft, pre-delivery deposit payments, inventory, and rotable spare part purchases from Embraer, our original equipment manufacturer and a related party, of $289.7 million during the year ended December 31, 2025.
Three Party Agreement
On April 4, 2025, concurrently with the execution and delivery of the Merger Agreement, we, Mesa, and United Airlines, among other parties, entered into the Three Party Agreement, pursuant to which, among other things: (i) Mesa took certain actions at or prior to the closing of the Meger to dispose of certain assets, extinguish certain liabilities and effectuate certain related transactions; (ii) United Airlines took certain actions at or prior to the closing of the Meger to facilitate Mesa’s actions in the foregoing clause (i); (iii) Mesa, immediately following the Merger, conducted the Escrow Issuance (as described below); and (iv) United Airlines reimbursed us for certain costs and expenses.
“Escrow Issuance” reference to the settlement of escrow shares on February 9, 2026 following completion of a 60-day review and resolution period, which shares (a) first become allocable to United Airlines in exchange for the forgiveness and repayment of certain debts and obligations of Mesa; (b) second, to the extent any of the remainder become available to the Company to repay certain liabilities which were not known at Merger closing, and (c) third, to the extent of any remainder, become available on a pro rata basis to shareholders of Mesa immediately prior to consummation of the Merger and Merger-related agreements. During 2026, Escrow Shares of 2,744,348 were allocated to United Airlines in exchange for settlement and satisfaction of adjusted Mesa Net Debt of $51.7 million, and the residual 109,106 Escrow Shares were allocated to the Company, in satisfaction of the preceding item (b). Shares of common stock of the Company that were returned to the Company were retired upon receipt. No Escrow Shares were available for allocation to pre-Merger Mesa Parent shareholders.
Concurrently with the execution and delivery of the Merger Agreement, we and United Airlines entered into the CPA Side Letter which, among other things, provided for the respective obligations of United Airlines and Mesa to execute and deliver to each other, the go-forward CPA.
Registration Rights Agreement
In connection with the Merger, we entered into a Registration Rights Agreement with the Major Shareholders, which became effective upon the closing of the Merger and provides for customary “demand” registrations and “piggyback” registration rights. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act. The Registration Rights Agreement also contains a lock up provision whereby the Major Shareholders agreed with us, subject to certain customary exceptions, not to dispose of any shares of our common stock during the period beginning on November 25, 2025, and continuing to and including the date that is one hundred eighty (180) days after the date of the closing of the Merger without our consent.
Statement of Policy Regarding Transactions with Related Persons
The Company has adopted a written statement of policy regarding transactions with related persons, which is referred to as the “related person policy.” Our related person policy requires that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to its general counsel any “related person transaction” (defined as any transaction that is anticipated would be reportable by the us under Item 404(a) of Regulation S-K in which it was or is to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The general counsel will then promptly communicate that information to our audit committee. No related person transaction entered into will be executed without the approval or ratification of our audit committee or another duly authorized committee of our Board. Additionally, it is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.
Indemnification of Directors and Officers
Our bylaws provide that we must generally indemnify, and advance expenses to, our directors and officers to the fullest extent authorized by the General Corporation Law of the State of Delaware. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. Additionally, we are currently party to, or intend to enter into, indemnification agreements with our directors and executive officers. These agreements require or will require us, subject to limited exceptions, to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses they incur as a result of any proceeding to which they are or are threatened to be made a party or participant.
There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING
If any stockholder wishes to propose a matter for consideration at our 2027 annual meeting of stockholders (the “2027 Annual Meeting”), the proposal should be mailed by certified mail return receipt requested, to our Republic Airways Holdings Inc., 2 Brickyard Lane Carmel, IN 46032, Attention: Secretary. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our proxy statement for the 2027 Annual Meeting, a proposal must be received by our Secretary on or before December 10, 2026. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
In addition, our Bylaws permit stockholders to nominate candidates for director and present other business for consideration at our annual meeting of stockholders. To make a director nomination or present other business for consideration at the 2027 Annual Meeting, you must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary of the Company at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2027 Annual Meeting, such a proposal must be received on or after January 21, 2027, but not later than February 20, 2027. In the event that the date of the 2027 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the 2027 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2027 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting is first made. The Bylaws have additional requirements that must also be followed in connection with submitting nominations or other business at an annual meeting.
In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Republic Airways Holdings Inc.’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 22, 2027. Rule 14a-19 shall not extend any deadline set forth under the Bylaws.

HOUSEHOLDING OF PROXY MATERIALS
To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding common stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you are a stockholder of record and would like to have separate copies of the Notice of Internet Availability or proxy materials mailed to you in the future, you must submit a request to opt out of householding in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call Broadridge at 1-866-540-7095, and we will cease householding all such documents within 30 days. Stockholders of record may also contact us at this address or telephone number if you are receiving multiple copies of proxy materials or Notices of Internet Availability and would like to request delivery of a single copy of such materials. Additionally, for registered holders, if, at any time, you no longer wish to participate in householding, upon written or oral request, we will promptly deliver separate copies of the Proxy Materials to any stockholder at a shared address to which a single copy of the Proxy Materials was delivered and who wishes to receive separate copies of the Proxy Materials. Stockholders receiving multiple copies of the Proxy Materials may likewise request that we deliver single copies of such documents in the future. Stockholders may notify us of their requests by calling or writing us at: Republic Airways Holdings Inc., 2 Brickyard Lane Carmel, IN 46032, or by phone at (317) 484-6000.
Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you are a beneficial owner, information regarding householding of proxy materials should have been forwarded to you by your bank, broker or nominee. Once you have received notice from your broker that they will be householding materials to your address, householding will generally continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.

OTHER BUSINESS
The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Chad M. Pulley Senior Vice President, General Counsel and Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our investor-oriented website (https://investor.rjet.com/financials/sec-filings/default.aspx). Copies of our Annual Report on Form 10-K for the year ended December 31, 2025, including financial statements thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:
Corporate Secretary
Republic Airways Holdings Inc.
2 Brickyard Lane Carmel, IN 46032

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 20, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RJET2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 20, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V93513-P48895 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REPUBLIC AIRWAYS HOLDINGS INC.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Ellen N. Artist	☐	☐	☐
1b. David Grizzle	☐	☐	☐
1c. Michael C. Lenz	☐	☐	☐
1d. Ruth Okediji	☐	☐	☐
1e. Barry W. Ridings	☐	☐	☐
1f. James E. Sweetnam	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	**Against**	**Abstain**
2. To approve, on an advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐
3. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

V93514-P48895

REPUBLIC AIRWAYS HOLDINGS INC.
2026 Annual Meeting of Stockholders
May 21, 2026 10:00 AM ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Matthew J. Koscal, Joseph P. Allman and Chad M. Pulley, or each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Republic Airways Holdings Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time on Thursday, May 21, 2026, virtually via live webcast at www.virtualshareholdermeeting.com/RJET2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies with respect to such other matters as may properly come before the Annual Meeting.

Continued and to be signed on reverse side